As filed with the Securities and Exchange Commission on November 24, 2003

Registration No. 333-105202

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 2 TO

Form S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

EQUITY GOLD TRUST

SPONSORED BY WORLD GOLD TRUST SERVICES, LLC

(Exact name of Registrant as specified in its charter)

New York	6189	•
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

c/o World Gold Trust Services, LLC
444 Madison Avenue, 3rd Floor
New York, New York 10022
(212) 317-3800

(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Mary Joan Hoene, Esq.
Carter Ledyard & Milburn LLP
2 Wall Street
New York, New York 10005
(212) 732-3200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mr. J. Stuart Thomas World Gold Trust Services, LLC 444 Madison Avenue, 3rd Floor New York, New York 10022 (212) 317-3800	John K. Whelan, Esq. Carter Ledyard & Milburn LLP 2 Wall Street New York, New York 10005 (212) 732-3200

and

Kevin W. Kelley, Esq.
Clifford Chance US LLP
200 Park Avenue
New York, New York 10166
(212) 878-8000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

Calculation of Registration Fee

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per Share(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee
Equity Gold Shares	60,400,000	$33.14	$2,001,656,000	$161,933.97	(2)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(d) under the Securities Act of 1933. The initial Baskets (a Basket is 100,000 Shares) will be offered at a per Share price equal to the value of one-tenth (1/10) of an ounce of gold based on the price for an ounce of gold as set on the date of the formation of the Equity Gold Trust by the afternoon session of the twice daily fix of the price of an ounce of gold which starts at 3:00 PM London, England time and is performed by the five members of the London gold fix. The price of gold used to calculate the proposed maximum offering price per Share is based upon the afternoon gold price fix in London of $331.40 per ounce on April 29, 2003.
(2)	Previously paid.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY	Subject to Completion	, 2004

60,400,000 Shares

Equity Gold Trust TM [Insert Logo]

Equity Gold Shares

The Equity Gold Trust (Trust) will issue Equity Gold Shares (Shares) which represent units of fractional undivided beneficial interest in and ownership of the Trust. World Gold Trust Services, LLC is the sponsor of the Trust (Sponsor), The Bank of New York is the trustee of the Trust (Trustee), and HSBC Bank USA is the custodian of the Trust (Custodian). The Trust intends to issue additional Shares on a continuous basis through its Trustee.

The Shares may be purchased from the Trust only by certain authorized participants (Authorized Participants) and only in one or more blocks of 100,000 Shares (a block of 100,000 Shares is called a Basket). The Trust will issue Shares in Baskets to Authorized Participants on an ongoing basis as described in "Plan of Distribution." Baskets will be offered continuously at the net asset value (NAV) for 100,000 Shares on the day that an order to create a Basket is accepted by the Trustee.

Prior to this offering, there has been no public market for the Shares. The Sponsor has applied for approval to list the Shares on the New York Stock Exchange (NYSE) under the symbol "GLD."

Investing in the Shares involves significant risks. See "Risk Factors" starting on page 7.

Neither the Securities and Exchange Commission (SEC) nor any state securities commission has approved or disapproved of the securities offered in this prospectus, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Shares are neither interests in nor obligations of either the Sponsor or the Trustee.

Equity Gold TrustTM [Insert Logo] and Equity Gold Shares TM [Insert Logo] are trademarks which are owned by an affiliate of the Sponsor and licensed to the Sponsor.

UBS Securities LLC, also called the Initial Purchaser, purchased        Shares, which comprised the seed Basket, on             , 2004 at a price of $       per Share. The Trust received all proceeds from the offering of the seed Basket in gold bullion, in an amount equal to the full purchase price of the seed Basket. Delivery of the seed Basket will be made on or about             , 2004. The Initial Purchaser has, subject to conditions, also agreed to purchase        Shares, which comprise the initial Baskets, as described in "Plan of Distribution." Delivery of the initial Baskets is expected to be made on or about             , 2004. The Trust will receive all proceeds from the offering of the initial Baskets in gold bullion in an amount equal to the full initial public offering price for the initial Baskets.

	Per Share(1)	Per Basket
Initial public offering price for the initial Baskets(2)	$	$

(1)	The initial Baskets will be created at a per Share price equal to the value of one-tenth (1/10) of an ounce of gold based on a price for an ounce of gold of $ . This price is the price for an ounce of gold as set on , 2004, the date on which the Trust was formed, by the afternoon session of the twice daily fix of the price of an ounce of gold which starts at 3:00 PM London, England time and is performed by the five members of the London gold fix (London PM Fix). See "Operation of the Gold Bullion Market – The London Bullion Market" for a description of the operation of the London gold price fix.
(2)	In connection with the offering and sale of the initial Baskets, the Initial Purchaser will be paid a fee by the Sponsor of $ at the time of its purchase of the initial Baskets which is expected to occur on , 2004. In addition, the Initial Purchaser may receive commissions/fees from investors who purchase Shares from the initial Baskets through their commission/fee-based brokerage accounts, in an amount between $ and $ .

UBS Investment Bank

The date of this prospectus is                          , 2004.

This prospectus contains information you should consider when making an investment decision about the Shares. You may rely on the information contained in this prospectus. The Trust and the Sponsor have not authorized any person to provide you with different information and, if anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell the Shares in any jurisdiction where the offer or sale of the Shares is not permitted.

The Shares are not registered for public sale in any jurisdiction other than the United States.

TABLE OF CONTENTS

Statement Regarding Forward-Looking Statements	i
Glossary of Defined Terms	ii
Prospectus Summary	1
Risk Factors	7
Use of Proceeds	13
Overview of the Gold Industry	14
Operation of the Gold Bullion Market	20
Analysis of Movements in the Price of Gold	23
Business of the Trust	25
Description of the Trust	30
The Sponsor	31
The Trustee	32
The Custodian	33
Description of the Shares	34
Custody of the Trust's Gold	36
Description of the Custody Agreements	38
Creation and Redemption of Shares	42
Description of the Trust Indenture	47
United States Federal Tax Consequences	56
ERISA and Related Considerations	60
Plan of Distribution	61
Report of the Independent Auditors	63
Statement of Financial Condition	64
Legal Proceedings	65
Legal Matters	65
Experts	65
Where You Can Find More Information	65

Until             , 2004 (25 days after the date of this prospectus), all dealers effecting transactions in the offered Shares, whether or not participating in this distribution, may be required to deliver a prospectus. This requirement is in addition to the obligations of dealers to deliver a prospectus when acting as underwriters and with respect to unsold allotments or subscriptions.

Statement Regarding Forward-Looking Statements

This prospectus includes "forward-looking statements" which generally relate to future events or future performance. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential" or the negative of these terms or other comparable terminology. All statements (other than statements of historical fact) included in this prospectus that address activities, events or developments that will or may occur in the future, including such matters as changes in commodity prices and market conditions (for gold and the Shares), the Trust's operations, the Sponsor's plans and references to the Trust's future success and other similar matters are forward-looking statements. These statements are only predictions. Actual events or results may differ materially. These statements are based upon certain assumptions and analyses the Sponsor made based on its perception of historical trends, current conditions and expected future developments, as well as other factors appropriate in the circumstances. Whether or not actual results and developments will conform to the Sponsor's expectations and predictions, however, is subject to a number of risks and uncertainties, including the special considerations discussed in this prospectus, general economic, market and business conditions, changes in laws or regulations, including those concerning taxes, made by governmental authorities or regulatory bodies, and other world economic and political developments. See "Risk Factors." Consequently, all the forward-looking statements made in this prospectus are qualified by these cautionary statements, and there can be no assurance that the actual results or developments the Sponsor anticipates will be realized or, even if substantially realized, that they will result in the expected consequences to, or have the expected effects on, the Trust's operations or the value of the Shares. Moreover, neither the Sponsor nor any other person assumes responsibility for the accuracy or completeness of the forward-looking statements. Neither the Trust nor the Sponsor is under a duty to update any of the forward-looking statements to conform such statements to actual results or to reflect a change in the Sponsor's expectations or predictions.

i

Glossary of Defined Terms

In this prospectus, each of the following quoted terms have the meanings set forth after such term:

"Allocated Bullion Account Agreement" — The agreement between the Trustee and the Custodian which establishes the Trust Allocated Account. The Allocated Bullion Account Agreement and the Unallocated Bullion Account Agreement are sometimes referred to together as the "Custody Agreements."

"ANAV" — Adjusted NAV. See "Description of the Trust Indenture — Valuation of Gold, Definition of Net Asset Value and Adjusted Net Asset Value" for a description of how the ANAV of the Trust is calculated. The ANAV of the Trust is used to calculate the fee of the Trustee and the fee of the Sponsor, if any.

"Authorized Participant" — A person who (1) is a registered broker-dealer or other securities market participant such as a bank or other financial institution which is not required to register as a broker-dealer to engage in securities transactions, (2) is a participant in DTC, (3) has entered into a Participant Agreement with the Trustee and (4) has established an Authorized Participant Unallocated Account with the Custodian. Only Authorized Participants may place orders to create or redeem one or more Baskets.

"Authorized Participant Unallocated Account" — An unallocated gold account established with the Custodian by an Authorized Participant. Each Authorized Participant's Authorized Participant Unallocated Account will be used to facilitate the transfer of gold deposits and gold redemption distributions between the Authorized Participant and the Trust in connection with the creation and redemption of Baskets.

"Basket" — A block of 100,000 Shares. Multiple blocks of 100,000 Shares are called "Baskets."

"BNY" — The Bank of New York, a banking corporation organized under the laws of the State of New York with trust powers. BNY is the trustee of the Trust.

"Book Entry System" — The Federal Reserve Treasury Book Entry System for United States and federal agency securities.

"CFTC" — Commodity Futures Trading Commission, an independent agency with the mandate to regulate commodity futures and option markets in the United States.

"Clearing Agency" — Any clearing agency or similar system other than the Book Entry System or DTC.

"Code" — The United States Internal Revenue Code of 1986, as amended.

"Creation Basket Deposit" — The total deposit required to create a Basket. The deposit will be an amount of gold and cash, if any, that is in the same proportion to the total assets of the Trust (net of accrued but unpaid fees, expenses and other liabilities) on the date the order to purchase is properly received as the number of Shares to be created in respect of the deposit bears to the total number of Shares outstanding on the date the order is received.

"Custodian" — HSBC Bank USA, a New York banking corporation and a market maker, clearer and approved weigher under the rules of the LBMA.

"Custody Agreements" — The Allocated Bullion Account Agreement together with the Unallocated Bullion Account Agreement.

"Custody Rules" — The rules, regulations, practices and customs of the LBMA, the Bank of England or any applicable regulatory body which apply to gold made available in physical form by the Custodian.

"DTC" — The Depository Trust Company. DTC is a limited purpose trust company organized under New York law, a member of the US Federal Reserve System and a clearing agency registered with the SEC. DTC will act as the securities depository for the Shares.

"DTC Participant" — Participants in DTC, such as banks, brokers, dealers and trust companies.

"Evaluation Time" — The time at which the Trustee will evaluate the gold held by the Trust and determine both the NAV and the ANAV of the Trust, which is currently the time of the London PM Fix

Glossary of Defined Terms

on each day when the NYSE is open for regular trading or, if there is no London PM Fix on such day or the London PM Fix has not been announced by 12:00 PM New York time on such day, 12:00 PM New York time on such day.

"FSA" — The Financial Services Authority, an independent non-governmental body which exercises statutory regulatory power under the FSM Act and which regulates the major participating members of the LBMA in the United Kingdom.

"FSM Act " — The Financial Services and Markets Act 2000.

"GFMS" — Gold Fields Mineral Services Ltd., an independent precious metals research organization based in London.

"HSBC" — HSBC Bank USA, a New York banking corporation and a market maker, clearer and approved weigher under the rules of the LBMA. HSBC is the custodian of the Trust's gold.

"Indirect Participants" — Those banks, brokers, dealers, trust companies and others who maintain, either directly or indirectly, a custodial relationship with a DTC Participant.

"Initial Purchaser" — UBS Securities LLC, purchaser of the seed Basket and the initial Baskets, as described on the front page of this prospectus.

"LBMA" — The London Bullion Market Association. The LBMA is the trade association that acts as the coordinator for activities conducted on behalf of its members and other participants in the London bullion market. In addition to coordinating market activities, the LBMA acts as the principal point of contact between the market and its regulators. A primary function of the LBMA is its involvement in the promotion of refining standards by maintenance of the "London Good Delivery Lists," which are the lists of LBMA accredited melters and assayers of gold. Further, the LBMA coordinates market clearing and vaulting, promotes good trading practices and develops standard documentation. The major participating members of the LBMA are regulated by the FSA in the United Kingdom under the FSM Act.

"London Good Delivery Bar" — A bar of gold meeting the London Good Delivery Standards.

"London Good Delivery Standards" — The specifications for weight, dimensions, fineness (or purity), identifying marks and appearance of gold bars as set forth in "The Good Delivery Rules for Gold and Silver Bars" published by the LBMA. The London Good Delivery Standards are described in "Operation of the Gold Bullion Market — The London Bullion Market."

"London PM Fix" — The afternoon session of the twice daily fix of the price of an ounce of gold which starts at 3:00 PM London, England time and is performed in London by the five members of the London gold fix. See "Operation of Gold Bullion Market – The London Bullion Market" for a description of the operation of the London PM Fix.

"METI" — Japan's Ministry of Economy, Trade and Industry.

"NAV" — Net asset value. See "Description of the Trust Indenture — Valuation of Gold, Definition of Net Asset Value and Adjusted Net Asset Value" for a description of how the NAV of the Trust and the NAV per Share are calculated.

"OTC" — The global Over-the-Counter market for the trading of gold which consists of transactions in spot, forwards, and options and other derivatives.

"Participant Agreement" — An agreement entered into by each Authorized Participant, the Sponsor and the Trustee which provides the procedures for the creation and redemption of Baskets and for the delivery of the gold and any cash required for such creations and redemptions.

"Participant Unallocated Bullion Account Agreement" — The agreement between an Authorized Participant and the Custodian which establishes the Authorized Participant Unallocated Account.

"Plans" — Employee benefit plans and certain other plans and arrangements, including individual retirement accounts and annuities, Keogh plans, and certain collective investment funds or insurance company general or separate accounts in which such plans or arrangements are invested, that are subject to ERISA and/or section 4975 of the Code.

Glossary of Defined Terms

"Shareholders" — Owners of beneficial interests in the Shares.

"Shares" — Units of fractional undivided beneficial interest in and ownership of the Trust which are issued by the Trust and named "Equity Gold Shares."

"Sponsor" — World Gold Trust Services, LLC, a Delaware limited liability company wholly-owned by the WGC.

"TOCOM" — The Tokyo Commodity Exchange.

"Tonne" — One metric tonne which is equivalent to 1,000 kilograms or 32,150.7465 troy ounces.

"Trust" — The Equity Gold Trust, an investment trust, formed on             , 2004 under New York law pursuant to the Trust Indenture.

"Trust Allocated Account" — The allocated gold account of the Trust established with the Custodian by the Allocated Bullion Account Agreement. The Trust Allocated Account will be used to hold the gold deposited with the Trust in allocated form (i.e., as individually identified bars of gold).

"Trustee" — The Bank of New York, a banking corporation organized under the laws of the State of New York with trust powers.

"Trust Indenture" — The agreement entered into by the Sponsor and the Trustee under which the Trust is formed and which sets forth the rights and duties of the Sponsor, the Trustee and Custodian.

"Trust Unallocated Account" — The unallocated gold account of the Trust established with the Custodian by the Unallocated Bullion Account Agreement. The Trust Unallocated Account will be used to facilitate the transfer of gold deposits and gold redemption distributions between Authorized Participants and the Trust in connection with the creation and redemption of Baskets and the sales of gold made by the Trustee for the Trust.

"Unallocated Bullion Account Agreement" — The agreement between the Trustee and the Custodian which establishes the Trust Unallocated Account. The Allocated Bullion Account Agreement and the Unallocated Bullion Account Agreement are sometimes referred to as the "Custody Agreements."

"US Shareholder" — A Shareholder that is (1) an individual who is treated as a citizen or resident of the United States for US federal income tax purposes; (2) a corporation or partnership created or organized in or under the laws of the United States or any political subdivision thereof; (3) an estate, the income of which is includible in gross income for US federal income tax purposes regardless of its source; or (4) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more US persons have the authority to control all substantial decisions of the trust.

"WGC" — World Gold Council, a not-for-profit association registered under Swiss law and the sole member of the Sponsor.

"WGTS" — World Gold Trust Services, LLC, a Delaware limited liability company wholly-owned by the WGC. WGTS is the sponsor of the Trust.

Prospectus Summary

This is only a summary of the prospectus and, while it contains material information about the Trust and its Shares, it does not contain or summarize all of the information about the Trust and the Shares contained in this prospectus which is material and/or which may be important to you. You should read this entire prospectus, including "Risk Factors" beginning on page 7, before making an investment decision about the Shares.

TRUST STRUCTURE

The Trust is an investment trust, formed on             , 2004 under New York law pursuant to a trust indenture (Trust Indenture). The Trust holds gold and is expected to issue Baskets from time to time in exchange for deposits of gold and to distribute gold in connection with redemptions of Baskets. The investment objective of the Trust is for the Shares to reflect the performance of the price of gold bullion, less the Trust's expenses. The Sponsor believes that, for many investors, the Shares will represent a cost effective investment in gold. The material terms of the Trust Indenture are discussed in greater detail under the section "Description of the Trust Indenture" beginning on page 47. Shares represent units of fractional undivided beneficial interest in and ownership of the Trust and are expected to be traded under the ticker symbol GLD on the NYSE. The Trust is not a registered investment company under the Investment Company Act of 1940 and is not required to register under such act.

The Trust's Sponsor is World Gold Trust Services, LLC (WGTS), which is wholly-owned by the World Gold Council (WGC), a not-for-profit association registered under Swiss law. The Sponsor is a Delaware limited liability company and was formed on July 17, 2002. Under the Delaware limited liability law and the governing documents of the Sponsor, the WGC, the sole member of the Sponsor, is not responsible for the debts, obligations and liabilities of the Sponsor solely by reason of being the sole member of the Sponsor.

The Sponsor is responsible for establishing the Trust and for the registration of the Shares. The Sponsor will oversee the Trust's administration and will exercise oversight over the Trust's service providers. The Sponsor will not exercise day-to-day oversight over the Trustee or the Custodian. The Sponsor may remove the Trustee and appoint a successor (1) if the Trustee commits certain willful bad acts in performing its duties, (2) if the Trustee's creditworthiness has materially deteriorated or (3) if the Trustee's negligent acts or omissions have had a material adverse effect on the Trust or the interests of Shareholders and the Trustee has not cured the material adverse effect within a certain period of time and established that such material adverse effect will not recur. See "Description of the Trust Indenture — The Trustee — Resignation, discharge or removal of Trustee; successor trustees" for more information. The Sponsor may remove the Custodian and appoint a successor as long as the appointment does not have a material adverse effect on the Trustee's ability to perform its duties. The Sponsor will be responsible for and will oversee any marketing of the Shares. The Sponsor will maintain a public website on behalf of the Trust, www.equitygoldshares.com, containing information about the Trust and the Shares. The Trust's website address is only provided here as a convenience to you and the information contained on or connected to the website is not considered part of this prospectus. The general role and responsibilities of the Sponsor are further discussed in "The Sponsor."

The Trustee is The Bank of New York (BNY). The Trustee is generally responsible for the day-to-day administration of the Trust. This includes (1) monitoring the Trust's on-going expenses and selling the Trust's gold as needed to pay the Trust's expenses (gold sales are expected to occur approximately monthly in the ordinary course), (2) calculating the NAV of the Trust, (3) receiving and processing orders from Authorized Participants to create and redeem Baskets and coordinating the processing of such orders with the Custodian and The Depository Trust Company (DTC) and (4) monitoring the Custodian. The general role and responsibilities of the Trustee are further described in "The Trustee."

The Custodian is HSBC Bank USA (HSBC). The Custodian is responsible for the safekeeping of the Trust's gold deposited with it by Authorized Participants in connection with the creation of Baskets. The

Custodian also facilitates the transfer of gold in and out of the Trust through gold accounts it will maintain for Authorized Participants and the Trust. The Custodian is a market maker, clearer and approved weigher under the rules of the London Bullion Market Association (LBMA). The general role and responsibilities of the Custodian are further described in "The Custodian" and "Custody of the Trust's Gold."

Detailed descriptions of certain specific rights and duties of the Trustee and the Custodian are set forth in "Description of the Trust Indenture" and "Description of the Custody Agreements."

TRUST OVERVIEW

The investment objective of the Trust is for the Shares to reflect the performance of the price of gold bullion, less the expenses of the Trust's operations. The Shares are designed for investors who want a cost effective and convenient way to invest in gold. Advantages of investing in the Shares include:

•	Ease and Flexibility of Investment. The Shares are exchange-listed equity instruments providing institutional and retail investors with indirect access to the gold bullion market. The Shares may be bought and sold on the NYSE like any other exchange-listed securities.
•	Expenses. The Sponsor expects that, for many investors, costs associated with buying and selling the Shares in the secondary market and the payment of the Trust's ongoing expenses will be lower than the costs associated with buying and selling gold bullion and storing and insuring gold bullion in a traditional allocated gold bullion account.

Investing in the Shares does not insulate the investor from certain risks, including price volatility. See "Risk Factors."

PRINCIPAL OFFICES

The Trust's office is located at 444 Madison Avenue, 3rd Floor, New York, New York 10022 and its telephone number is (212) 317-3800. The Sponsor's office is located at 444 Madison Avenue, 3rd Floor, New York, New York 10022. The Trustee has a trust office at 101 Barclay Street, Floor 6E, New York, New York 10286. The Custodian is located at 8 Canada Square, London, E14 5HQ, United Kingdom.

The Offering

Offering	The Shares represent units of fractional undivided beneficial interest in and ownership of the Trust.
Use of proceeds	Proceeds received by the Trust from the issuance and sale of Baskets, including the seed Basket and the initial Baskets (which are described on the front page of this prospectus), will consist of gold deposits and, possibly from time to time, cash. Pursuant to the Trust Indenture, during the life of the Trust such proceeds will only be (1) held by the Trust, (2) distributed to Authorized Participants in connection with the redemption of Baskets or (3) disbursed or sold as needed to pay the Trust's ongoing expenses.
New York Stock Exchange symbol	GLD
CUSIP	294686 10 0
Creation and redemption	The Trust expects to create and redeem the Shares on a continuous basis but only in one or more Baskets (a Basket equals a block of 100,000 Shares). The creation and redemption of Baskets requires the delivery to the Trust or the distribution by the Trust of the amount of gold and any cash represented by the Baskets being created or redeemed, the amount of which will be based on the combined NAV of the number of Shares included in the Baskets being created or redeemed. The initial amount of gold required for deposit to create Shares is 10,000 ounces per Basket. The number of ounces of gold required to create a Basket or to be delivered upon the redemption of a Basket will gradually decrease over time, due to the accrual of the Trust's expenses and the sale of the Trust's gold to pay the Trust's expenses. Baskets may be created or redeemed only by Authorized Participants, who will pay a transaction fee for each order to create or redeem Baskets and may sell the Shares included in the Baskets they create to other investors. The Trust expects to issue additional Shares on a continuous basis in Baskets to Authorized Participants. See "Creation and Redemption of Shares" for more details.
Net Asset Value	The NAV of the Trust is the aggregate value of the Trust's assets less its liabilities (which include accrued expenses). In determining the NAV of the Trust, the Trustee will value the gold held by the Trust based on the London PM Fix price. The Trustee will make this determination on each day the NYSE is open for regular trading, at the earlier of the London PM Fix for the day or 12:00 PM New York time. If no London PM Fix is made on a particular evaluation day or if the London PM Fix has not been announced by 12:00 PM New York time on a particular business day, the next most recent London PM Fix will be used in the determination of the NAV of the Trust. The Trustee will also determine the NAV per Share, which equals the NAV of the Trust, divided by the number of outstanding Shares.

Trust expenses	The Trust's ordinary operating expenses are accrued daily and are reflected in the NAV of the Trust. In order to pay the Trust's expenses, the Trustee will sell gold held by the Trust on an as-needed basis. The Trust's expenses include fees and expenses of the Trustee (which include fees and expenses paid to the Custodian by the Trustee for the custody of the Trust's gold), the fees and expenses of the Sponsor, printing and mailing costs, legal and audit fees, registration fees and NYSE listing fees. The Trustee has agreed to forego its fee and bear all ordinary expenses of the Trust through the 30th day following the commencement of trading of the Shares on the NYSE. For the period from the 31st day to the first anniversary of the commencement of trading of the Shares on the NYSE, the Trustee will reduce its fee and assume the ordinary expenses of the Trust to the extent that the aggregate annual ordinary expenses of the Trust exceed 0.30% of the average daily value of the Trust's assets (determined without deduction of any Trust expenses). The Trust will pay on an ongoing basis the expenses of its operation, including the fee of its Trustee, as described under "Business of the Trust – Trust Expenses" and "Description of the Trust Indenture – Expenses of the Trust."

Termination events	The Sponsor may direct the Trustee to terminate and liquidate the Trust at any time after the first anniversary of the Trust's formation when the NAV of the Trust is less than $350 million. The Trustee may also terminate the Trust upon the agreement of the owners of beneficial interests in the Shares (Shareholders) owning at least 66 2/3% of the outstanding Shares.
The Trustee will terminate and liquidate the Trust if one of the following events occurs:

•	DTC, the securities depository for the Shares, is unwilling or unable to perform its functions under the Trust Indenture and no suitable replacement is available;
•	The Shares are de-listed from the NYSE and are not listed for trading on another US national securities exchange or through the Nasdaq Stock Market within five business days from the date the Shares are de-listed;
•	The NAV of the Trust remains less than $50 million for a period of 50 consecutive business days at any time after the first 90 days of the Shares being traded on the NYSE;
•	The Sponsor resigns or is unable to perform its duties and the Trustee has not appointed a successor and has not itself agreed to act as sponsor;
•	The Trustee resigns or is removed and no successor trustee is appointed;
•	The Custodian resigns and no successor custodian is appointed; or

•	The sale of all of the Trust's assets.

Upon the termination of the Trust, the Trustee will, within a reasonable time after the termination of the Trust, sell the Trust's gold and, after paying or making provision for the Trust's liabilities, distribute the proceeds to the Shareholders. See "Description of the Trust Indenture — Termination of the Trust."
Authorized Participants	Baskets may be created or redeemed only by Authorized Participants. Each Authorized Participant must (1) be a registered broker-dealer or other securities market participant such as a bank or other financial institution which is not required to register as a broker-dealer to engage in securities transactions, (2) be a participant in DTC, (3) have entered into an agreement with the Trustee (Participant Agreement) and (4) have established an unallocated gold account with the Custodian (Authorized Participant Unallocated Account). The Participant Agreement provides the procedures for the creation and redemption of Baskets and for the delivery of gold and any cash required for such creations or redemptions. A list of the current Authorized Participants can be obtained from the Trustee or the Sponsor. See "Creation and Redemption of Shares" for more details.
Clearance and settlement	The Shares will be evidenced by a global certificate that the Trustee will issue to DTC. The Shares will be available only in book-entry form. Owners may hold their Shares through DTC, if they are participants in DTC, or indirectly through entities that are participants in DTC.

Summary of Financial Condition

As of the opening of business on             , 2004, the NAV of the Trust was $       and the NAV per Share was $      . See "Statement of Financial Condition" elsewhere in this prospectus.

Risk Factors

You should consider carefully the risks described below before making an investment decision. You should also refer to the other information included in this prospectus, including the Trust's financial statements and the related notes.

The value of the Shares relates directly to the value of the gold held by the Trust and fluctuations in the price of gold could materially adversely affect an investment in the Shares.

The Shares are designed to mirror as closely as possible the price of gold bullion, and the value of the Shares relates directly to the value of the gold held by the Trust, less the Trust's liabilities (including accrued expenses). The price of gold has fluctuated widely over the past several years. Several factors may affect the price of gold, including:

•	Global gold supply and demand, which is influenced by such factors as forward selling by gold producers, purchases made by gold producers to unwind gold hedge positions, central bank purchases and sales, and production and cost levels in major gold-producing countries such as South Africa, the United States and Australia;
•	Investors' expectations with respect to the rate of inflation;
•	Currency exchange rates;
•	Interest rates;
•	Investment and trading activities of hedge funds and commodity funds; and
•	Global or regional political, economic or financial events and situations.

In the event that the price of gold declines, the Sponsor expects the value of an investment in the Shares to decline proportionately.

The sale of gold by the Trust to pay expenses will reduce the amount of gold represented by each Share on an ongoing basis irrespective of whether the trading price of the Shares rises or falls in response to changes in the price of gold.

Each outstanding Share will represent a proportional interest in the gold held by the Trust. The Trust will not generate any income and the Trust will regularly sell gold over time to pay for its ongoing expenses, so the amount of gold represented by each Share will gradually decline over time. This is true even if additional Shares are issued in exchange for additional deposits of gold into the Trust, as the amount of gold required to create Shares will proportionately reflect the amount of gold represented by the Shares outstanding at the time of creation. For example, assuming a constant gold price, the trading price of the Shares is expected to gradually decline relative to the price of gold as the amount of gold represented by the Shares gradually declines.

Investors should be aware that the gradual decline in the amount of gold represented by the Shares will occur regardless of whether the trading price of the Shares rises or falls in response to changes in the price of gold. In other words, the amount of gold represented by the Shares is independent of the value of the gold held by the Trust.

Expenses of the Trust may be higher than anticipated, thus reducing the NAV of the Trust more rapidly than anticipated and adversely affecting the value of the Shares.

The expenses of the Trust, which accrue daily, are described in "Business of the Trust — Trust Expenses" and "Description of the Trust Indenture — Expenses of the Trust." While these are the reasonably anticipated expenses of the Trust, if additional or increased expenses arise, or extraordinary expenses occur, the Trust will bear these expenses in addition to the Trust's reasonably anticipated expenses, resulting in a decrease in the NAV of the Trust more rapidly than the Sponsor anticipates, which will adversely affect the value of the Shares.

Risk Factors

The sale of the Trust's gold to pay expenses at a time of low gold prices could adversely affect the value of the Shares.

The Trustee will sell gold held by the Trust to pay Trust expenses on an as-needed basis irrespective of then-current gold prices. The Trust is not actively managed and no attempt will be made to sell gold to take advantage of fluctuations in the price of gold. Consequently, the Trust's gold may be sold at a time when the gold price is low, resulting in a negative effect on the value of the Shares.

Purchasing activity in the gold market associated with the purchase of Baskets from the Trust may cause a temporary increase in the price of gold. This increase may adversely affect an investment in the Shares.

Purchasing activity associated with acquiring the gold required for deposit into the Trust for the creation of Baskets may temporarily increase the market price of gold, which will result in higher prices for the Shares. Large volumes of purchasing activity connected with the issuance of Baskets could temporarily increase the market price of the underlying gold, resulting in a higher price for the Shares on their issue date. Temporary increases in the market price of gold may also occur as a result of the purchasing activity of other market participants. Other market participants may attempt to benefit from an increase in the market price of gold that may result from increased purchasing activity of gold connected with the issuance of Baskets. Consequently, the market price of gold may decline immediately after Baskets are created. If the price of gold declines, the trading price of the Shares will also decline.

As the Sponsor and its management have no history of operating an investment vehicle like the Trust, their experience may be inadequate or unsuitable to manage the Trust.

The Sponsor was expressly formed to be the sponsor of the Trust and has no history of past performance. The past performances of the Sponsor's management in other positions are no indication of their ability to manage an investment vehicle such as the Trust. If the experience of the Sponsor and its management is not adequate or suitable to manage an investment vehicle such as the Trust, the operations of the Trust may be adversely affected.

The Shares are a new securities product and their value could decrease if unanticipated operational or trading problems arise.

The mechanisms and procedures governing the creation, redemption and offering of the Shares have been developed specifically for this securities product. Consequently, there may be unanticipated problems or issues with respect to the mechanics of the Trust's operations and the trading of the Shares that could have a material adverse effect on an investment in the Shares. In addition, although the Trust is not actively "managed" by traditional methods, to the extent that unanticipated operational or trading problems or issues arise, the Sponsor's past experience and qualifications may not be suitable for solving these problems or issues.

The Trust may be required to terminate and liquidate at a time that is disadvantageous to Shareholders.

If the Trust is required to terminate and liquidate, such termination and liquidation could occur at a time which is disadvantageous to Shareholders, such as when gold prices are lower than the gold prices at the time when Shareholders purchased their Shares. In such a case, when the Trust's gold is sold as part of the Trust's liquidation, the resulting proceeds distributed to Shareholders will be less than if gold prices were higher at the time of sale. See "Description of the Trust Indenture — Termination of the Trust" for more information about the termination of the Trust, including when the termination of the Trust may be triggered by events outside the direct control of the Sponsor, the Trustee or the Shareholders.

The lack of a market for the Shares may limit the ability of Shareholders to sell the Shares.

Prior to the date of this prospectus, there has been no market for the Shares, and there can be no assurance that an active public market for the Shares will develop. If an active public market for the Shares does not exist or continue, the market prices and liquidity of the Shares may be adversely affected.

Risk Factors

The operations of the Trust and the Sponsor depend on support from the WGC. This support may not be available in the future and, if such support is not available, the operations of the Trust may be adversely affected.

The Sponsor is a subsidiary of the WGC, a not-for-profit association that represents members of the gold mining industry through international marketing programs directed at stimulating demand for gold in all forms.

The ongoing operations of the Trust depend on the financial and management support of the Sponsor. The Trustee's agreement to reduce its fee and bear all ordinary expenses of the Trust through the 30th day following commencement of trading of the Shares on the NYSE and thereafter until the first anniversary of the Trust's inception, to the extent the aggregate annual expenses of the Trust exceed 0.30% of the average daily value of the Trust's assets, depends on the financial and management support of the Sponsor. The operations of the Sponsor, in turn, depend on the financial and management support of the WGC. If the WGC limits or ends its support of the Sponsor for any reason, the operations of the Trust and an investment in the Shares may be adversely affected. As a result, the Trust may be required to terminate.

The WGC's members determine the financial plan of the WGC. The WGC's current and reasonably foreseeable operational costs and expenses are underwritten by the WGC's members through the end of 2004. The Sponsor's current and reasonably foreseeable operational costs and expenses, which include expense associated with the marketing the Shares, are also underwritten by the WGC's members through the end of 2004. The WGC's members intend that future financial plans of the WGC will cover a three-year prospective period and will be considered on a rolling basis. There is no assurance that the WGC's members will fund the WGC or, indirectly, the Sponsor in the future in the same manner as they have in the past. The lack of such funding could adversely affect the ability of the Sponsor to support the Trust.

Shareholders will not have the rights enjoyed by investors in certain other vehicles.

As interests in an investment trust, the Shares have none of the statutory rights normally associated with the ownership of shares of a corporation (including, for example, the right to bring "oppression" or "derivative" actions). In addition, Shares have limited voting and distribution rights. See "Description of the Shares" for a description of the limited rights of holders of Shares.

An investment in the Shares may be adversely affected by competition from other methods of investing in gold.

The Trust is a new, and thus untested, type of investment vehicle. It will compete with other financial vehicles, including traditional debt and equity securities issued by companies in the gold industry and other securities backed by or linked to gold, and direct investments in gold. Market and financial conditions, and other conditions beyond the Sponsor's control, may make it more attractive to invest in other financial vehicles or to invest in gold directly, which could limit the market for the Shares and reduce the liquidity of the Shares.

Crises may motivate large-scale sales of gold which could decrease the price of gold and adversely affect an investment in the Shares.

The possibility of large-scale distress sales of gold in times of crisis may have a short-term negative impact on the price of gold and adversely affect an investment in the Shares. For example, the 1998 Asian financial crisis resulted in significant sales of gold by individuals which depressed the price of gold. Crises in the future may impair gold's price performance which would, in turn, adversely affect an investment in the Shares.

Substantial sales of gold by the official sector could adversely affect an investment in the Shares.

The official sector consists of central banks, other governmental agencies and multi-lateral institutions which hold gold. The official sector holds a significant amount of gold, most of which is static, meaning that it is held in vaults and is not bought, sold, leased or swapped or otherwise mobilized in the open

Risk Factors

market. A number of central banks have sold portions of their gold over the past 10 years, with the result that the official sector, taken as a whole, has been a net supplier to the open market. Since 1999, most sales have been made in a coordinated manner under the terms of the Central Bank Gold Agreement, under which 15 of the world's major central banks (including the European Central Bank) signed an agreement to limit the level of their gold sales and lending to the market for the following five years. See "Overview of the Gold Industry — Sources of Gold Supply" and "Analysis of Movements in the Price of Gold" for more details. Although the Central Bank Gold Agreement is widely expected to be renewed, probably for a further five years, when it expires in September 2004, it is possible that this agreement will not be renewed. In the event that future economic, political or social conditions or pressures require members of the official sector to liquidate their gold assets all at once or in an uncoordinated manner, the demand for gold might not be sufficient to accommodate the sudden increase in the supply of gold to the market. Consequently, the price of gold could decline significantly, which would adversely affect an investment in the Shares.

A widening of interest rate differentials could negatively affect the price of gold which, in turn, could negatively affect the price of the Shares.

A combination of rising money interest rates and a continuation of the current low cost of borrowing gold could improve the economics of selling gold forward. This could result in an increase in hedging by gold mining companies and short selling by speculative interests, which would negatively affect the price of gold. Under such circumstances, the price of the Shares would be similarly affected.

The Trust's gold may be subject to loss, damage, theft or restriction on access.

There is a risk that part or all of the Trust's gold could be lost, damaged or stolen. Access to the Trust's gold could also be restricted by natural events (such as an earthquake) or human actions (such as a terrorist attack). Any of these events may adversely affect the operations of the Trust and, consequently, an investment in the Shares.

The Trust may not have adequate sources of recovery if its gold is lost, damaged, stolen or destroyed.

The Trust will not insure its gold. While the Custodian has agreed to maintain insurance with regard to its business, the Trust will not be a beneficiary of any such insurance and does not have the ability to dictate the nature or amount of coverage. In addition, subcustodians of the Custodian and subcustodians of the Custodian's subcustodians are not required under the customs and practices of the London bullion market, and will not be required by the Custodian or the Trustee, to be insured or bonded with respect to their custodial activities. Consequently, a loss may be suffered with respect to the Trust's gold which is not covered by insurance and for which no person is liable in damages.

The liability of the Custodian for losses affecting the gold is limited. Under the agreements between the Trustee and the Custodian which establish the Trust's unallocated gold account (Unallocated Bullion Account Agreement) and the Trust's allocated gold account (Allocated Bullion Account Agreement), the Custodian is not liable for losses that are not the direct result of its own negligence, fraud or willful default in the performance of its duties. Under the Allocated Bullion Account Agreement, except for an obligation on the part of the Custodian to use commercially reasonable efforts to obtain delivery of the Trust's gold from any subcustodians appointed by it, the Custodian is not liable for the acts or omissions of its subcustodians unless the selection of such subcustodians was made negligently or in bad faith. Thus, if the Trust's gold is lost or damaged while in the custody of a subcustodian, the Trust may not have recourse to the Custodian for damages and may only have recourse to the subcustodian if the subcustodian failed to exercise due care in the safekeeping of the Trust's gold. Generally, subcustodians will be liable to the Trust for their own failure to exercise due care in the safekeeping of the Trust's gold. Whether a subcustodian will be liable for the failure of subcustodians appointed by it to exercise due care in the safekeeping of Trust's gold will depend on the facts and circumstances of the particular situation.

If the Trust's gold is lost, damaged, stolen or destroyed under circumstances rendering a party liable to the Trust, the responsible party may not have the financial resources sufficient to satisfy the Trust's claim. For example, as to a particular event of loss, the only source of recovery for the Trust might be limited to the Custodian or one or more subcustodians or, to the extent identifiable, other responsible third parties

Risk Factors

(e.g., a thief or terrorist), any of which may not have the financial resources (including liability insurance coverage) to satisfy a valid claim of the Trust.

Gold bullion allocated to the Trust in connection with the creation of a Basket may not meet the London Good Delivery Standards and, if a Basket is issued against such gold, the Trust may suffer a loss.

Although the Custodian is responsible for allocating gold bullion which meets the LBMA's standards for gold bars delivered in settlement of a gold trade (London Good Delivery Standards) to the Trust in connection with the creation of a Basket, neither the Trustee nor the Custodian independently confirms the fineness of the gold allocated to the Trust. The gold bullion allocated to the Trust by the Custodian may be of a fineness or weight different from that reported to the Custodian or required by the Trust. If the Trustee nevertheless delivers the Basket, the Trust may suffer a loss. The London Good Delivery Standards are described in "Operation of the Gold Bullion Market — The London Bullion Market."

Because the Trustee and the Custodian do not oversee or monitor the activities of subcustodians who may hold the Trust's gold, there can be no assurance that subcustodians will exercise due care in the safekeeping of the Trust's gold.

Under the Allocated Bullion Account Agreement described in "Description of the Custody Agreements," the Custodian may appoint from time to time one or more subcustodians to hold the Trust's gold. The subcustodians which the Custodian currently uses are the Bank of England and LBMA market-making members that provide bullion vaulting and clearing services to third parties. The Custodian is required under the Allocated Bullion Account Agreement to use reasonable care in appointing its subcustodians. These subcustodians may in turn appoint further subcustodians but the Custodian is not responsible for the appointment of these further subcustodians. Beyond using reasonable care in selecting subcustodians, the Custodian does not undertake to monitor the performance by subcustodians of their custody functions or their selection of further subcustodians. The Trustee does not undertake to monitor the performance of any subcustodian. Furthermore, the Trustee may have no right to visit the premises of any subcustodian for the purposes of examining the Trust's gold or any records maintained by the subcustodian, and any subcustodian may not be obligated to cooperate in any review the Trustee may wish to conduct of the facilities, procedures, records or creditworthiness of such subcustodian. In addition, the ability of the Trustee to monitor the performance of the Custodian may be limited because under the Allocated Bullion Account Agreement and the Unallocated Bullion Account Agreement (together, the Custody Agreements) the Trustee has only limited rights to visit the premises of the Custodian for the purpose of examining the Trust's gold and certain related records maintained by the Custodian. See "Custody of the Trust's Gold" for more information about subcustodians that may hold the Trust's gold.

The ability of the Trustee and the Custodian to take legal action against subcustodians may be limited which increases the possibility that the Trust may suffer a loss if a subcustodian does not use due care in the safekeeping of the Trust's gold.

If any subcustodian does not exercise due care in the safekeeping of the Trust's gold, the ability of the Trustee or the Custodian to recover damages against such subcustodian may be limited to only such recourse, if any, as may be available under applicable English law or, if the subcustodian is not located in England, under other applicable law. This is because there are expected to be no written contractual arrangements between subcustodians who may hold the Trust's gold and the Trustee or the Custodian, as the case may be. If the Trustee's or the Custodian's recourse against the subcustodian is so limited, the Trust may not be adequately compensated for the loss. For more information on the Trustee's and the Custodian's ability to seek recovery against subcustodians and the subcustodian's duty to safekeep the Trust's gold, see "Custody of the Trust's Gold."

If the Custodian becomes insolvent, gold held in the Trust's unallocated gold account or any Authorized Participant's unallocated gold account would represent an unsecured claim against the Custodian, and the Custodian's assets may not be adequate to satisfy a claim by the Trust or any Authorized Participant.

Gold which is part of a deposit for a purchase order or part of a redemption distribution will be held for a time in the Trust's unallocated gold account and the unallocated gold account of the purchasing or

Risk Factors

redeeming Authorized Participant. During those times, the Trust and the Authorized Participant, as the case may be, will each be an unsecured creditor of the Custodian with respect to the amount so held. In the event the Custodian became insolvent, the Custodian's assets might not be adequate to satisfy a claim by the Trust or the Authorized Participant for the amount of gold held in their respective unallocated gold accounts.

In issuing Baskets, the Trustee will rely on certain information received from the Custodian which is subject to confirmation after the Trustee has relied on the information. If such information turns out to be incorrect, Baskets may be issued in exchange for an amount of gold which is more or less than the amount of gold which is required to be deposited with the Trust.

The Custodian's definitive records are prepared after the close of its business day. However, when issuing Baskets, the Trustee will rely on information reporting the amount of gold credited to the Trust's accounts which it receives from the Custodian during the business day and which is subject to correction during the preparation of the Custodian's definitive records after the close of business. If the information relied upon by the Trustee is incorrect, the amount of gold actually received by the Trust may be more or less than the amount required to be deposited for the issuance of Baskets.

The Trust's obligation to reimburse the Initial Purchaser for certain liabilities in the event the Sponsor fails to indemnify the Initial Purchaser could adversely affect an investment in the Shares.

The Sponsor has agreed to indemnify the Initial Purchaser against any loss, damage, expense, liability or claim that may be incurred by the Initial Purchaser in connection with (1) any untrue statement or alleged untrue statement of a material fact contained in this prospectus and the exhibits to the registration statement of which this prospectus is a part, (2) any untrue statement or alleged untrue statement of a material fact made by the Sponsor with respect to any representations and warranties or any covenants under the distribution agreement between the Sponsor and the Initial Purchaser, dated                 , 2004, or failure of the Sponsor to perform any agreement or covenant therein, (3) any untrue statement or alleged untrue statement of a material fact contained in any materials used in connection with the marketing of the Shares or (4) the third party allegations as described in "Legal Proceedings," and to contribute to payments that the Initial Purchaser may be required to make in respect thereof. The Trust has agreed to reimburse the Initial Purchaser in respect of any liabilities arising under subsection (1) of the preceding sentence or under subsection (2) of the preceding sentence insofar as they relate to statements by or about the Trust or failures of the Trust to perform an agreement or covenant to the extent the Sponsor has not paid such amounts directly when due. In the event the Trust is required to pay any such amounts, the Trustee would be required to sell assets of the Trust to cover the amount of any such payment and the NAV of the Trust would be reduced accordingly, thus adversely affecting an investment in the Shares. For information about when the Trust's assets may be used to indemnify (1) the Sponsor or the Trustee, see "Description of the Trust Indenture," and (2) the Custodian, see "Description of the Custody Agreements."

Use of Proceeds

Proceeds received by the Trust from the issuance and sale of Baskets, including the seed Basket and the initial Baskets (which are described on the front page of this prospectus), will consist of gold deposits and, possibly from time to time, cash. Pursuant to the Trust Indenture, during the life of the Trust such proceeds will only be (1) held by the Trust, (2) distributed to Authorized Participants in connection with the redemption of Baskets or (3) disbursed or sold as needed to pay the Trust's ongoing expenses.

Overview of the Gold Industry

HOW GOLD TRAVELS FROM THE MINE TO THE CUSTOMER

The following is a general description of the typical path gold takes from the mine to the customer. Individual paths may vary at several stages in the process from the following description.

Gold, a naturally occurring mineral element, is found in ore deposits throughout the world. Ore containing gold is first either dug from the surface or blasted from the rock face underground. Mined ore is hauled to a processing plant, where it is crushed or milled. Crushed or milled ore is then concentrated in order to separate out the coarser gold and heavy mineral particles from the remaining parts of the ore. Gold is extracted from these ore concentrates by a number of processes and, once extracted, is then smelted to a gold-rich doré (generally a mixture of gold and silver) and cast into bars. Smelting, in its simplest definition, is the melting of ores or concentrates with a reagent which results in the separation of gold from impurities.

The doré goes through a series of refining processes to upgrade it to a purity and format that is acceptable in the market place. Refining can take a number of different forms, according to the type of ore being treated. The doré is refined to a purity of 99.5% or higher. The most common international standard of purity is the standard established by the London Good Delivery Standards, described in "Operation of the Gold Bullion Market — The London Bullion Market."

The gold mining company pays the refinery a fee, and then sells the bars to a bullion dealer. In some cases, the refinery may buy the gold from the mining company, thus effectively operating as a bullion dealer. Bullion dealers in turn sell the gold to manufacturers of jewelry or industrial products containing gold. Both the sale by the mine and the purchase by the manufacturer will frequently be priced with reference to the London gold price fix, which is widely used as the price benchmark for gold transactions.

Some gold mining companies sell forward their gold to a bullion dealer in order to lock in cash-flow for revenue management purposes. The price they receive on delivery of the gold will be that which was agreed to at the time of the initial transaction, equivalent to the spot price plus the interest accrued up until the date of delivery.

Once a manufacturer of jewelry or industrial products has taken delivery of the purchased gold, the manufacturer fabricates it and sells the fabricated product to the customer. This is the typical pattern in many parts of the developing world. In some countries, especially in the industrialized world, bullion dealers will consign gold out to a manufacturer. In these cases, the gold will be stored in a secured vault on the premises of the manufacturer, who will use these consignment stocks for fabrication into products as needed. The actual sale of the gold from the bullion dealer to the manufacturer only takes place at the time the manufacturer sells the product, either to a distributor, a retailer or the customer.

In some cases, the manufacturer may, often for cost reasons, ship the gold to another country for fabrication into products. The fabricated products may then be returned to the manufacturer's country of business for onward sale, or shipped to a third country for sale to the customer.

GOLD SUPPLY AND DEMAND

Gold is a physical asset that is accumulated, rather than consumed. As a result, virtually all the gold that has ever been mined still exists today in one form or another. The Gold Fields Mineral Services Ltd. (GFMS) Gold Survey 2003 estimates that existing above-ground stocks of gold amounted to 147,800 tonnes (approximately 4.8 billion ounces) at the end of 2002. These stocks have increased by 1.8% per year on average for the 10 years ending December 2002. When used in this prospectus, "tonne" refers to one metric tonne, which is equivalent to 1,000 kilograms or 32,150.7465 troy ounces.

Existing stocks of gold may be broadly divided into two categories based on the primary reason for the purchase or the holding of the gold:

•	Gold purchased or held as a store of value or monetary asset; and
•	Gold purchased or held as a raw material or commodity.

Overview of the Gold Industry

The first category, gold held as a store of value or monetary asset, includes the 33,580 tonnes of gold that is estimated to be owned by the official sector (central banks, other governmental agencies and multi-lateral institutions such as the International Monetary Fund). An estimated 4,280 tonnes of this gold has already been mobilized into the market and fabricated into gold products. This reduces to 29,300 tonnes (19.8% of the estimated total) the total that could theoretically become available in the unlikely event that all official sector holdings were liquidated. The 22,700 tonnes of gold (15.4% of the estimated total) in the hands of private investors also falls into this first category. While much of the gold in this category exists in bullion form and, in theory, could be mobilized and made available to the market, there are currently no indications that a significantly greater amount of gold will be mobilized in the near future than has been mobilized in recent years.

The second category, gold held as a raw material or commodity, includes the 75,500 tonnes of gold (51.1% of the estimated total) that has been manufactured into jewelry. As all gold jewelry exists as fabricated products, the jewelry would need to be remelted and transformed into bullion bars before being mobilized into the market in an acceptable form. While adornment is the primary motivation behind purchases of gold jewelry in the industrialized world, much of the jewelry in the developing world has an additional store of value element, with this jewelry being held, at least in part, as a means of savings. As this jewelry in the developing world tends to be of higher purity, the price of an item of jewelry is more closely correlated with the value of the gold contained in it than is the case in the industrialized world. As a result, this jewelry is more susceptible to recycling. Recycled jewelry, primarily from the developing world, is the largest single component of annual gold scrap supply, which has averaged 696 tonnes annually over the last 10 years.

The second category also includes the 16,700 tonnes of gold (11.3% of the estimated total) that has been manufactured or incorporated into industrial products. Similar to jewelry, this gold would need to be recovered from the industrial products and then remelted and recast into bars before it could be mobilized into the market. Small quantities of remelted gold from industrial products come onto the market each year.

Approximately 3,600 tonnes of above-ground stocks (2.4% of the estimated total) is unaccounted for.

World Gold Supply and Demand (1993 – 2002)

The following table sets forth a summary of the world gold supply and demand for the last 10 years which is based on information reported in the GFMS Gold Survey 2003.

Supply	1993	1994	1995	1996	1997	1998	1999	2000	2001	2002
					(Tonnes)
Mine production	2,291	2,285	2,291	2,375	2,493	2,542	2,574	2,591	2,623	2,587
Old gold scrap	577	621	631	644	626	1,099	608	609	708	835
Official sector sales	468	130	167	279	326	363	477	479	529	556
Net producer hedging	142	105	475	142	504	97	506	(15)	(151)	(423)
Total Reported Supply	3,478	3,141	3,564	3,440	3,949	4,101	4,165	3,664	3,709	3,555
Demand
Gold fabrication in carat jewelry	2,559	2,640	2,812	2,856	3,311	3,182	3,154	3,232	3,038	2,689
Gold fabrication in electronics	178	187	204	207	235	225	247	285	204	210
Gold fabrication in dentistry	63	64	67	68	70	64	66	69	68	69
Gold fabrication in other industrial and decorative applications	100	104	110	113	115	103	99	101	101	82
Retail investment	331	349	465	298	493	337	446	335	359	377
Total Reported Demand	3,232	3,344	3,657	3,541	4,223	3,911	4,011	4,022	3,769	3,427
Supply less Demand[1]	246	(203)	(92)	(102)	(275)	191	154	(357)	(61)	128

(1)	A negative number means that total reported demand exceeded total reported supply. Totals may not add due to independent rounding.

Overview of the Gold Industry

SOURCES OF GOLD SUPPLY

Sources of gold supply include both mine production and the recycling or mobilizing of existing above-ground stocks. The largest portion of gold supplied into the market annually is from gold mine production. The second largest source of annual gold supply is from old scrap, which is gold that has been recovered from jewelry and other fabricated products and converted back into marketable gold. Official sector sales have outstripped purchases since 1989, creating additional net supply of gold into the marketplace. Net producer hedging accelerates the sale of physical gold and can therefore impact, positively or negatively, supply in a given year.

Mine production

Mine production includes gold produced from primary deposits and from secondary deposits where the gold is recovered as a by-product metal from other mining activities.

Mine production is derived from more than 900 separate operations on all continents of the world, except Antarctica. Any disruption to production in any one locality is unlikely to affect a significant number of these operations simultaneously. Such potential disruption is unlikely to have a material impact on the overall level of global mine production, and therefore equally unlikely to have a noticeable impact on the gold price.

In the unlikely event of significant disruptions to production occurring simultaneously at a large number of individual mines, any impact on the price of gold would likely be short-lived. Historically, any sudden and significant rise in the price of gold has been followed by a reduction in physical demand which lasts until the period of unusual volatility is past. Gold price increases also tend to lead to an increase in the levels of recycled scrap used for gold supply. Both of these factors have tended to limit the extent and duration of upward movements in the price of gold.

Since 1984, the amount of new gold that is mined each year has been substantially lower than the level of physical demand. For example, during the five years from 1998 to 2002, new mine production only satisfied 67% of the total demand for fabrication and retail investment. The shortfall in total supply has been met by additional supplies from existing above-ground stocks, predominantly coming from the recycling of fabricated gold products, official sector sales and net producer hedging.

Old gold scrap

Gold scrap is gold that has been recovered from fabricated products, melted, refined and cast into bullions bars for subsequent resale into the gold market. The predominant source of gold scrap is recycled jewelry. This predominance is largely a function of price and economic circumstances. The 1998 peak in gold scrap supply can be attributed to the concurrent collapse of many of the East Asian currencies, which began with the Thai Baht in July 1997, leading to price-driven and distress related selling.

Official sector sales

Historically, central banks have retained gold as a strategic reserve asset. However, since 1989 the official sector has been a net seller of gold to the private sector, supplying an average of 368 tonnes per year from 1989 to 2002 inclusive. This has resulted in net movements of gold from the official to the private sector. Owing to the prominence given by market commentators to this activity and the size of official sector gold holdings, this area has been one of the more visible sources of supply. The official sector will continue to play an important role in the dynamics of the gold market.

The Central Bank Gold Agreement, also known as the Washington Agreement on Gold or "WAG," announced during the International Monetary Fund meetings in Washington, DC on September 26, 1999, is a voluntary agreement among key central banks to clarify their intentions with respect to their gold holdings. The signatories to the agreement were the European Central Bank and 14 other central banks. These institutions agreed not to enter the gold market as sellers except for already decided sales, which were to be achieved through a five year program that limited annual sales to approximately 400 tonnes and total sales over the period to 2,000 tonnes. The signatories further agreed not to expand their use of gold lending and derivatives over the period. The agreement, unless renewed, expires in September 2004.

Overview of the Gold Industry

The following chart shows the reported gold holdings in the official sector at December 2002.

(1)	The Euro Area comprises the following countries: Austria, Belgium, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, The Netherlands, Portugal, and Spain, plus the European Central Bank from January 1999 when the European Economic and Monetary Union was implemented.

Net producer hedging

Net producer hedging creates incremental supply in the market by accelerating the timing of the sale of gold. A mining company wishing to protect itself from the risk of a decline in the gold price may elect to sell some or all of its anticipated production for delivery at a future date. A bullion dealer accepting such a transaction will finance it by borrowing an equivalent quantity of gold (typically from a central bank), which is immediately sold into the market. The bullion dealer then invests the cash proceeds from that sale of gold and uses the yield on these investments to pay the gold mining company the contango (i.e., the premium available on gold for future delivery). When the mining company delivers the gold it has contracted to sell to the bullion dealer, the dealer returns the gold to the central bank that lent it, or rolls the loan forward in order to finance similar transactions in the future. While over time hedging transactions involve no net increase in the supply of gold to the market, they do accelerate the timing of the sale of the gold, which has an impact on the balance between supply and demand at the time. Since 2000, there has been an annual net reduction in the volume of outstanding producer hedges that has reduced supply.

Overview of the Gold Industry

The following illustration details a typical hedging transaction (numbering indicates sequential timing).

SOURCES OF GOLD DEMAND

As reported by published statistics, the demand for gold amounted to less than 3.0% of total above ground stocks in 2002. Demand for gold is driven primarily by demand for jewelry, which is used for adornment and, in much of the developing world, also as an investment. Retail investment and industrial applications represent increasingly important, though relatively small, components of overall demand. Retail investment is measured as customer purchases of bars and coins. Gold bonding wire and gold plated contacts and connectors are the two most frequent uses of gold in industrial applications.

Gold demand is widely dispersed throughout virtually all countries in the world. While there are seasonal fluctuations in the levels of demand for gold (especially jewelry) in many countries, variations in the timing of such fluctuations in different countries mean that seasonal changes in demand do not have a significant impact on the global gold price.

Jewelry

The primary source of gold demand is gold jewelry. The motivation for jewelry purchases differs in various regions of the world. In the industrialized world, gold jewelry tends to be purchased purely for adornment purposes, while gold's attributes as a store of value and a means of saving provide an additional motivation for jewelry purchases in much of the developing world. Price and economic factors, such as available wealth and disposable income, are the primary factors in jewelry demand. Jewelry purchased purely for adornment purposes is generally of lower caratage or purity, with design input and improved finishes accounting for a substantial proportion of the purchase price. In those parts of the world where the additional motivation of savings or investment applies to the purchase of jewelry, which are mainly in Asia, the Indian subcontinent and the Middle East, gold jewelry is generally of higher caratage, and the purchase price more closely reflects the value of the gold contained in each item.

Electronics, dentistry and other industrial and decorative applications

Gold bonding wire and gold plated contacts and connectors are the two most frequent uses of gold in electronics. Other uses include high-melting point gold alloy solders and gold thick film pastes for hybrid circuits. In conservative and restorative dentistry, gold is generally used alloyed with other noble metals and with base metals, for inlay and onlay fillings, crown and bridgework and porcelain veneered restorations. Increasingly, pure gold electroforming is being used for dental repairs. Other industrial applications of gold include the use of thin gold coatings on table and enamel ware for decorative

Overview of the Gold Industry

purposes and on glasses used in the construction and aerospace industries to reflect infra-red rays. Small quantities are also used in various pharmaceutical applications, including the treatment of arthritis, and in medical implants. Future applications for gold catalysts are in pollution control, clean energy generation and fuel cell technology. In addition, work is under way on the use of gold in cancer treatment.

Retail investment

Retail investment demand covers coins and bars meeting the standards for investment gold adopted by the European Union, extended to include medallions of no less than 99% purity, and bars or coins which are likely to be worn as jewelry in certain countries. Retail investment is measured as net purchases by the ultimate customer.

Operation of the Gold Bullion Market

The global trade in gold consists of Over-the-Counter (OTC) transactions in spot, forwards, and options and other derivatives, together with exchange-traded futures and options.

GLOBAL OVER-THE-COUNTER MARKET

The OTC market trades on a 24-hour per day continuous basis and accounts for most global gold trading.

Market makers, as well as others in the OTC market, trade with each other and with their clients on a principal-to-principal basis. All risks and issues of credit are between the parties directly involved in the transaction. Market makers include the ten market-making members of the LBMA, the trade association that acts as the coordinator for activities conducted on behalf of its members and other participants in the London bullion market.The 10 market-making members of the LBMA are: AIG International Ltd., Barclays Bank Plc, Deutsche Bank AG, HSBC Bank USA (London branch), J. Aron and Company (UK) (a division of Goldman Sachs), JPMorganChase Bank, N M Rothschild & Sons Ltd., ScotiaMocatta (a subsidiary of the Bank of Nova Scotia), Société Générale, and UBS AG. The OTC market provides a relatively flexible market in terms of quotes, price, size, destinations for delivery and other factors. Bullion dealers customize transactions to meet clients' requirements. The OTC market has no formal structure and no open-outcry meeting place.

The main centers of the OTC market are London, New York and Zurich. Mining companies, central banks, manufacturers of jewelry and industrial products, together with investors and speculators, tend to transact their business through one of these market centers. Centers such as Dubai and several cities in the Far East also transact substantial OTC market business, typically involving jewelry and small bars (1 kilogram or less). Bullion dealers have offices around the world and most of the world's major bullion dealers are either members or associate members of the LBMA. Of the 10 market-making members of the LBMA, six offer clearing services. There are a further 44 full members, plus a number of associate members around the world.

In the OTC market, the standard size of gold trades between market makers ranges between 5,000 and 10,000 ounces. Bid-offer spreads are typically 50 US cents per ounce. Dealers are willing to offer clients competitive prices for much larger volumes, potentially up to 100,000 ounces, although this will vary according to the dealer, the client and market conditions, as transaction costs in the OTC market are negotiable between the parties and therefore vary widely. Cost indicators can be obtained from various information service providers as well as dealers.

Liquidity in the OTC market can vary from time to time during the course of the 24-hour trading day. Fluctuations in liquidity are reflected in adjustments to dealing spreads – the differential between a dealer's "buy" and "sell" prices. The period of greatest liquidity in the gold market is typically that time of the day when trading in the European time zones overlaps with trading in the United States, which is when OTC market trading in London, New York and other centers coincides with futures and options trading on the COMEX division of the New York Mercantile Exchange. This period lasts for approximately four hours each New York business day morning.

THE LONDON BULLION MARKET

Although the market for physical gold is distributed globally, most OTC market trades are cleared through London. In addition to coordinating market activities, the LBMA acts as the principal point of contact between the market and its regulators. A primary function of the LBMA is its involvement in the promotion of refining standards by maintenance of the "London Good Delivery Lists," which are the lists of LBMA accredited melters and assayers of gold. The LBMA also coordinates market clearing and vaulting, promotes good trading practices and develops standard documentation.

The term "loco London" gold refers to gold physically held in London that meets the specifications for weight, dimensions, fineness (or purity), identifying marks (including the assay stamp of a LBMA acceptable refiner) and appearance set forth in "The Good Delivery Rules for Gold and Silver Bars"

Operation of the Gold Bullion Market

published by the LBMA. Gold bars meeting these requirements are described in this prospectus from time to time as "London Good Delivery Bars." The unit of trade in London is the troy ounce, whose conversion between grams is: 1,000 grams = 32.1507465 troy ounces and 1 troy ounce = 31.1034768 grams. A London Good Delivery Bar is acceptable for delivery in settlement of a transaction on the OTC market. Typically referred to as 400-ounce bars, a London Good Delivery Bar must contain between 350 and 430 fine troy ounces of gold, with a minimum fineness (or purity) of 995 parts per 1,000 (99.5%), be of good appearance and be easy to handle and stack. The fine gold content of a gold bar is calculated by multiplying the gross weight of the bar (expressed in units of 0.025 troy ounces) by the fineness of the bar. A London Good Delivery Bar must also bear the stamp of one of the melters and assayers who are on the LBMA approved list. Unless otherwise specified, the gold spot price always refers to that of a London Good Delivery Bar. Business is generally conducted over the phone and through a widely used electronic dealing system.

Twice daily during London trading hours there is a "fix" which provides reference gold prices for that day's trading. Many long-term contracts will be priced on the basis of either the morning (AM) or afternoon (PM) London fix, and market participants will usually refer to one or the other of these prices when looking for a basis for valuations. The London fix is the most widely used benchmark for daily gold prices and is quoted by various financial information sources.

Formal participation in the London fix is traditionally limited to five members, each of which is a bullion dealer and a member of the LBMA. The fix is held in London at the offices of the fixing chairman, N M Rothschild & Sons Limited. The morning session of the fix starts at 10:30 AM London time and the afternoon session of the fix starts at 3:00 PM London time. The other members of the gold fixing are currently Deutsche Bank AG, HSBC Bank USA, ScotiaMocatta (a subsidiary of the Bank of Nova Scotia), and Société Générale. Any other market participant wishing to participate in trading on the fix is required to do so through one of these five dealers.

Clients place orders either with one of the five fixing members or with another bullion dealer who will then be in contact with a fixing member during the fixing. The fixing members net-off all orders when communicating their net interest at the fixing. The fix begins with the fixing chairman suggesting a "trying price," reflecting the market price prevailing at the opening of the fix. This is relayed by the fixing members to their dealing rooms which have direct communication with all interested parties. Any market participant may enter the fixing process at any time, or adjust or withdraw his order. The gold price is adjusted up or down until all the buy and sell orders are matched, at which time the price is declared fixed. All fixing orders are transacted on the basis of this fixed price, which is instantly relayed to the market through various media. The London fix is widely viewed as a full and fair representation of all market interest at the time of the fix.

FUTURES EXCHANGES

The most significant gold futures exchanges are the COMEX division of the New York Mercantile Exchange and the Tokyo Commodity Exchange (TOCOM). The COMEX is the largest exchange in the world for trading metals futures and options and has been trading gold since 1974. The TOCOM has been trading gold since 1982. Trading on these exchanges is based on fixed delivery dates and transaction sizes for the futures and options contracts traded. Trading costs are negotiable. As a matter of practice, only a small percentage of the futures market turnover ever comes to physical delivery of the gold represented by the contracts traded. Both exchanges permit trading on margin. Margin trading can add to the speculative risk involved given the potential for margin calls if the price moves against the contract holder. COMEX operates through a central clearance system. On June 6, 2003, TOCOM adopted a similar clearance system. In each case, the exchange acts as a counterparty for each member for clearing purposes.

Operation of the Gold Bullion Market

OTHER EXCHANGES

There are other gold exchange markets, such as the Istanbul Gold Exchange (trading gold since 1995), the Shanghai Gold Exchange (trading gold since October 2002) and the Hong Kong Chinese Gold & Silver Exchange Society (trading gold since 1918).

MARKET REGULATION

The global gold markets are overseen and regulated by both governmental and self-regulatory organizations. In addition, certain trade associations have established rules and protocols for market practices and participants. In the United Kingdom, responsibility for the regulation of the financial market participants, including the major participating members of the LBMA, falls under the authority of the Financial Services Authority (FSA) as provided by the Financial Services and Markets Act 2000 (FSM Act). Under this act, all UK-based banks, together with other investment firms, are subject to a range of requirements, including fitness and properness, capital adequacy, liquidity, and systems and controls.

The FSA is responsible for regulating investment products, including derivatives, and those who deal in investment products. Regulation of spot, commercial forwards, and deposits of gold and silver not covered by the FSM Act is provided for by The London Code of Conduct for Non-Investment Products, which was established by market participants in conjunction with the Bank of England.

Participants in the US OTC market for gold are generally regulated by the market regulators which regulate their activities in the other markets in which they operate. For example, participating banks are regulated by the banking authorities. In the United States, Congress created the Commodity Futures Trading Commission (CFTC) in 1974 as an independent agency with the mandate to regulate commodity futures and option markets in the United States. The CFTC regulates market participants and has established rules designed to prevent market manipulation, abusive trade practices and fraud. The CFTC requires that any trader holding an open position of more than 100 lots (i.e., 10,000 ounces) in any one contract month on COMEX must declare his or her identity, the nature of his or her business (hedging, speculative, etc.) and the existence and size of his or her positions.

The TOCOM has authority to perform financial and operational surveillance on its members' trading activities, scrutinize positions held by members and large-scale customers, and monitor the price movements of futures markets by comparing them with cash and other derivative markets' prices. To act as a Futures Commission Merchant Broker, a broker must obtain a license from Japan's Ministry of Economy, Trade and Industry (METI). METI establishes the rules for operation of the commodity exchange and administers the exchange and its members through requirements of law and various supervisory functions.

Analysis of Movements in the Price of Gold

As movements in the price of gold are expected to directly affect the price of the Shares, investors should understand what the recent movements in the price of gold have been. Investors, however, should also be aware that past movements in the gold price are not indicators of future movements. This section of the prospectus identifies recent trends in the movements of the gold price and discusses some of the important events which have influenced these movements.

The following chart provides historical background on the price of gold. The chart illustrates movements in the price of gold in US dollars per ounce over the period from January 1971 to October 31, 2003, based on the London PM Fix.

The following chart illustrates the movements in the price of gold in US dollars per ounce over the period from January 1999 to October 31, 2003, based on the London PM Fix. This period corresponds to the boxed portion of the above chart.

Analysis of Movements in the Price of Gold

After reaching a 20-year low of $252.80 per ounce at the London PM Fix on July 20, 1999, the gold price staged a gradual increase to close the year 2002 at $342.75 per ounce (the morning fix on December 31, 2002). In the beginning of 2003, the gold price rose to a high fix of $385.00 per ounce (the morning fix on February 5, 2003). The price then dipped to a low fix of $319.75 per ounce (the morning fix of April 7, 2003) before rising towards $370 per ounce at the end of May 2003, consolidating and then increasing to trade again near the recent high range of prices, registering a fix of $386.25 per ounce on the afternoon of October 31, 2003.

The initial reason for the market's turnaround during 1999 was the strong rise in physical demand, notably in price sensitive markets such as China, Egypt, India and Japan. The sharp gold price rise in September 1999 was largely a reflection of the Central Bank Gold Agreement, which removed an important element of uncertainty from the market and led not just to renewed professional interest in the market but also to short-covering purchases. The Central Bank Gold Agreement underpinned improved sentiment in the longer term (fears over official sector sales had been a key element to negative sentiment across the market in the latter part of the 1990s).

Despite the Central Bank Gold Agreement, a number of factors led to the gold price resuming a downward trend in 2000. These included renewed strength in the dollar (gold is often perceived as a dollar hedge), strong global economic growth, low inflation and, for much of the year, buoyant stock markets in the United States and other key countries. This downward price trend persisted into the early part of 2001. At this time the gold price once again appeared to be approaching $250 per ounce but, as before, strong physical demand from price sensitive markets such as India again countered the downward trend.

Sentiment in the gold market started to change in early 2001, and the gold price has shown an upward trend since March of that year. A rapid economic slowdown occurred in the world economy, while stock markets in the United States and other key countries were falling. There was an end to the significant disinvestment in gold in Europe and North America that had affected gold prices during 2000. In addition, the rapid sequence of interest rate cuts in the United States reduced the risk/reward ratio that had previously been enjoyed by speculators who had been trading in the gold market from the short side (i.e., selling forward or futures with a view to buying back at a lower price). Lower interest rates reduced the contango (i.e., the premium available on gold for future delivery) available and this, combined with steady prices, meant that such trades became increasingly unattractive. After the first quarter of 2001, some mining companies started to reduce their hedge books, reducing the amount of gold coming onto the market. Political uncertainties and the continuing economic downturn after the attacks of September 11, 2001 added to demand for gold investments.

The continuation of the upward price trend during 2002 reflected concerns over the global economy, equity markets and whether stock prices were discounting over-optimistic earnings streams, along with concerns over banking crises (Argentina, Japan), currency volatility (notably affecting the US dollar), corporate governance issues and growing political tension. Political issues remained influential during the Fall of 2003. The markets have been attuned to the changing nuances in the political arena, notably with respect to the Middle East. North Korea's recent moves to reactivate its nuclear program have also been a topic of considerable concern, and tensions between Pakistan and India also fuelled purchases. Buying activity in the gold market as a result of political tensions has come from a full range of market participants. These participants have ranged from the "man in the street," particularly in Asia, through money managers looking to diversify risk, to speculators looking to trade trends. Speculative activity also contributed to the increases in the gold price over the period, and to the retracement of such increases under bouts of profit taking when tensions appeared to be easing. However, the risk-averse investors have generally not left the market. Volatility in the price also deterred potential jewelry purchasers in price sensitive markets from entering the market, as many of these buyers prefer to wait for stable times. These purchasers have, however, returned to the market each time the price has stabilized and have, as they have been in the past, been prepared to adapt to new price ranges as and when necessary.

Business of the Trust

The investment objective of the Trust is for the Shares to reflect the performance of the price of gold bullion, less the Trust's expenses. The Sponsor believes that, for many investors, the Shares will represent a cost effective investment relative to traditional means of investing in gold. As the value of the Shares is tied to the value of the gold held by the Trust, it is important in understanding the investment attributes of the Shares to first understand the investment attributes of gold.

THE CASE FOR INVESTING IN GOLD

All forms of investment carry some degree of risk. In addition, the Shares have certain unique risks, as described in "Risk Factors" starting on page 7. Holding gold directly also has risks. However, including gold in a well-balanced portfolio can help diversify risk.

Gold's ability to serve as a portfolio diversifier is due to its historically low-to-negative correlation with stocks and bonds. The economic forces that determine the price of gold are different from the forces that determine the prices of most financial assets. For example, the price of a stock often depends on the earnings or growth potential of the issuing company or the confidence investors have in its management. The price of a bond depends primarily on its credit rating, its yield and the yields of competing fixed income investments. The price of gold, however, depends on different factors, including the supply and demand for gold, the strength or weakness of the US dollar, the rate of inflation and interest rates and the current political environment. Gold does not depend on a promise to pay on the part of any government or corporation, as is the case with investments in money market instruments as well as the corporate and government bond markets. Gold is not directly affected by the economic policies of any individual country and cannot be repudiated, as is the case with paper assets. Gold is not subject to the risk of default or bankruptcy. Gold cannot be created at will as can paper-backed assets.

Some of gold's investment attributes are shared with traditional portfolio diversifiers, which include non-US equities, emerging markets securities, real estate investment trusts, and domestic and foreign bonds. However, over the last ten years, gold is the only one of these diversifiers that has been negatively correlated with the Standard & Poor's 500 Index, which is widely regarded as the standard for measuring the stock market performance of large capitalized US companies. In the search for effective diversification, investors have begun to turn to a variety of non-traditional diversifiers. These non-traditional diversifiers include hedge and private equity funds, commodities, timber and forestry, fine art and collectibles. Gold has one or more of the following advantages over each of these non-traditional diversifiers: greater liquidity, lower risk and lower management and holding costs.

Gold is often purchased as a hedge against inflation and currency fluctuations because, historically, it has tended to maintain its long-term value in terms of purchasing power. Investors should be aware that past maintenance of gold's long-term value provides no assurance that gold will maintain its long-term value in the future.

STRATEGY BEHIND THE SHARES

The Shares are intended to offer investors a new and different opportunity to participate in the gold market through the securities market. Most pension funds, mutual funds and other investment vehicles do not or cannot hold physical commodities or their derivatives. In addition, the logistics of buying, storing and insuring gold have constituted a barrier to entry for institutional and retail investors alike. The offering of the Shares is intended to overcome these barriers to entry. The logistics of storing and insuring gold are dealt with by the Custodian and the related expenses are built into the price of the Shares. Therefore, the investor does not have any additional tasks or costs over and above those associated with dealing in any other publicly traded security.

Business of the Trust

The Shares are intended to provide institutional and retail investors with a simple and cost efficient means of gaining investment benefits similar to those of holding gold bullion. The Shares offer an investment that is:

•	Easily Accessible. Investors can access the gold market through a traditional brokerage account. The Sponsor believes that investors will be able to more effectively implement strategic and tactical asset allocation strategies that use gold by using the Shares instead of using the traditional means of purchasing, trading and holding gold.
•	Relatively Cost Efficient. The Sponsor believes that, for many investors, transaction costs related to the Shares will be lower than those associated with the purchase, storage and insurance of physical gold.
•	Exchange Traded. The Shares will trade on the NYSE, providing investors with an efficient means to implement various investment strategies. The Shares will be eligible for margin accounts.
•	Transparent. The Shares will be backed by the assets of the Trust and the Trust will not hold or employ any derivative securities. Further, the value of the Trust's holdings will be reported on the Trust's website daily.

SECONDARY MARKET TRADING

While the Trust's investment objective is for the Shares to reflect the performance of gold bullion, less the expenses of the Trust, the Shares may trade in the secondary market on the NYSE at prices that are lower or higher relative to their NAV per Share. The amount of the discount or premium in the trading price relative to the NAV per Share may be influenced by non-concurrent trading hours between the major gold markets and the NYSE. While the Shares will trade on the NYSE until 4:00 PM New York time, liquidity in the OTC market for gold will be reduced after the close of the COMEX at 1:30 PM New York time. As a result, during this time, trading spreads, and the resulting premium or discount, on the Shares may widen.

LICENSE AGREEMENT

In connection with the settlement of a lawsuit between the WGC, WGTS and BNY concerning the ownership of certain intellectual property related to the Trust and BNY's contractual entitlement to act as the trustee of the Trust, BNY has agreed to serve as the trustee of the Trust. In addition, while the WGC and WGTS do not agree that BNY owns any of the intellectual property involved with the Trust, the WGC and WGTS have entered into a license agreement with BNY under which BNY grants to the WGC and WGTS a perpetual, world-wide, non-exclusive, non-transferable license under BNY's patents and patent applications that cover securitized gold products solely for the purpose of establishing, operating and marketing any securitized gold financial product that is sold, sponsored or issued by the WGC or WGTS. Also under the license agreement, the WGC and WGTS grant to BNY a perpetual, world-wide, non-exclusive, non-transferable license under their patents, patent applications and other intellectual property rights solely for the purpose of establishing, operating and marketing financial products involving the securitization of any commodity, including gold.

TRUST EXPENSES

Operating expenses of the Trust include (1) fees paid to the Sponsor, (2) fees paid to the Trustee, (3) fees paid to the Custodian and (4) various Trust administration fees, including printing and mailing costs, call center costs, legal and audit fees, registration fees and NYSE listing fees. The Trust's ordinary operating expenses are accrued daily and reflected in the NAV of the Trust. The Sponsor will pay the costs of the Trust's organization and the initial sale of the Shares, including the applicable SEC registration fees.

Fees are paid to the Sponsor as compensation for services performed under the Trust Indenture and for services performed in connection with maintaining the Trust's website and marketing the Shares. The Sponsor's fee is payable monthly in arrears and is based on an annual amount equal to 0.05% of the daily adjusted NAV (ANAV) of the Trust. For details on the calculation of the ANAV of the Trust, see

Business of the Trust

"Description of the Trust Indenture — Valuation of Gold, Definition of Net Asset Value and Adjusted Net Asset Value." The Sponsor's fee, which may not exceed the actual costs to the Sponsor of providing its services to the Trust, does not commence until the Trust's ANAV first reaches $1 billion and only after the 30th day following the commencement of the trading of the Shares on the NYSE. The Sponsor will receive reimbursement from the Trust for all of its disbursements and expenses incurred in connection with the Trust exclusive of its ordinary disbursements and expenses incurred through the 30th day following the commencement of the trading of the Shares on the NYSE.

Fees are paid to the Trustee as compensation for services performed under the Trust Indenture. The Trustee's fee is payable monthly in arrears and is based on an annual amount equal to 0.02% of the first $10 billion of the daily ANAV of the Trust, subject to a minimum fee of $500,000 per year and a maximum fee of $2 million per year.

The Trustee will charge no fee and will pay the ordinary expenses of the Trust's operation for the 30-day period following the day the Shares commence trading on the NYSE. Starting the 31st day after the commencement of the trading of the Shares on the NYSE through the first anniversary of such commencement, the Trustee will reduce its fee and will assume the ordinary expenses of the Trust to the extent that the aggregate annual expenses of the Trust exceed 0.30% of the average daily value of the Trust's assets (determined without deduction of any Trust expenses). The Trustee and the Sponsor have a separate agreement concerning payment by the Sponsor of compensation to the Trustee for this period.

Subject to the periods described above when the Trustee will bear all or part of the Trust's expenses, the Trustee will charge the Trust for its expenses and disbursements incurred in connection with the Trust (including the expenses of the Custodian paid by the Trustee), exclusive of fees of agents for services to be performed by the Trustee, and for any extraordinary services performed by the Trustee for the Trust.

Fees are paid to the Custodian under the Allocated Bullion Account Agreement as compensation for its custody services. Under the Allocated Bullion Account Agreement, the Custodian is entitled to an annual fee equal to 0.10% of the average daily aggregate value of the gold held in the Trust's allocated gold account (Trust Allocated Account) and the Trust's unallocated gold account (Trust Unallocated Account), payable in quarterly installments in arrears. The Custodian does not receive a fee under the Unallocated Bullion Account Agreement.

The administration fees of the Trust are currently estimated to be approximately $510,000 per year. These estimated administration fees include the following: (1) legal fees of approximately $125,000 per year, (2) audit fees of approximately $40,000 per year, (3) market data fees of approximately $15,000 per year, (4) NYSE fees of $5,000 in the first year and $2,000 per year afterwards, (5) prospectus distribution and call center expenses of approximately $125,000 per year and (6) printing fees of approximately $200,000 per year. In addition, administration fees will include the SEC registration fees applicable to any future registration of additional Shares.

Anticipated Ordinary Operating Expenses of the Trust

	Hypothetical Adjusted NAV (in millions of dollars, except percentages)[1]
Expenses	500	1,000	10,000	20,000
Sponsor Fee [2]	—	500	5,000	10,000
% Adjusted NAV	0.00%	0.05%	0.05%	0.05%
Trustee Fee[2]	500	500	2,000	2,000
% Adjusted NAV	0.10%	0.05%	0.02%	0.01%
Custody Fee	500	1,000	10,000	20,000
% Adjusted NAV	0.10%	0.10%	0.10%	0.10%
Administration Fee[3]	510	510	510	510
% Adjusted NAV	0.10%	0.05%	0.01%	0.00%
Total	1,510	2,510	17,510	32,510
% Adjusted NAV	0.30%	0.25%	0.18%	0.16%

(1)	Assuming average and end-period amount of Trust assets.
(2)	Sponsor fees and Trustee fees assume ordinary operating expenses and do not take into account special expense provisions that take place in year 1 or any fees associated with extraordinary services.
(3)	Administration fees are estimated and assume that current assumptions and estimated costs remain constant.

Business of the Trust

The Trustee will sell gold held by the Trust on an as-needed basis to pay the Trust's expenses. As a result, the amount of gold to be sold will vary from time to time depending on the level of the Trust's expenses and the market price of gold. Cash held by the Trustee pending payment of the Trust's expenses will not bear any interest.

Shareholders do not have the option of choosing to pay their proportionate share of the Trust's expenses in lieu of having their share of expenses paid by the sale of the Trust's gold. As such, each sale of gold by the Trust will be a taxable event to Shareholders. See "United States Federal Tax Consequences — Taxation of US Shareholders."

Pro Forma Impact of Trust Expenses

Each time the Trust's gold is sold to pay the Trust's expenses, the amount of gold represented by each outstanding Share will be reduced. This is true even if additional Shares are issued in exchange for additional deposits of gold into the Trust, as the amount of gold required to create Shares will proportionately reflect the amount of gold represented by the Shares outstanding at the time an order to create Shares is placed.

The following table demonstrates the impact of the Trust's anticipated ordinary operating expenses on the NAV of the Trust over a five-year period, based on the following arbitrary assumptions: (1) a beginning NAV of $1,545 million, based on 40 million Shares issued in exchange for 4 million ounces of gold at an initial price of $386.25 per ounce (London PM Fix at October 31, 2003) and (2) no creations or redemptions of Baskets over the five-year period. The Trust may also incur costs of extraordinary services and other expenses not reflected in this table. See "Description of the Trust Indenture — Expenses of the Trust — Other expenses." These extraordinary expenses include amounts required to be paid from the Trust for the indemnification of the Initial Purchaser to the extent such indemnification is not made by the Sponsor as described under "Risk Factors — The Trust's obligation to reimburse the Initial Purchaser for certain liabilities in the event the Sponsor fails to indemnify the Initial Purchaser could adversely affect an investment in the Shares."

The Sponsor will not as a matter of course make public projections as to future results of the Trust. However, as the Trust currently has no operating history, the Sponsor has prepared the pro forma information set forth below to illustrate the impact of the Trust's anticipated ordinary operating expenses on the NAV of the Trust and the impact of increases and decreases in the gold price on the NAV of the Trust, based on the identified assumptions and qualifications. The below pro forma information was not prepared with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants with respect to prospective financial information, but, in the Sponsor's view, was prepared on a reasonable basis. This pro forma information is not fact and should not be relied upon as being necessarily indicative of future results, and you are cautioned not to place undue reliance on this information.

Neither the Trust's independent auditors, nor any other independent accountants, have compiled, examined, or performed any procedures with respect to the pro forma information contained in this prospectus, nor have they expressed any opinion or any other form of assurance on this information or its achievability, and assume no responsibility for, and disclaim any association with, this information.

Business of the Trust

Calculation of NAV: Assuming a Constant Gold Price

	Year
	1	2	3	4	5
	(thousands, except per share and per ounce)
Beginning Statistics
Gold price per ounce [1]	$386.25	$386.25	$386.25	$386.25	$386.25
Shares	40,000	40,000	40,000	40,000	40,000
Ounces	4,000.00	3,991.39	3,982.79	3,974.20	3,965.63
Ounces per Share	0.1000	0.0998	0.0996	0.0994	0.0991
NAV	$1,545,000	$1,541,673	$1,538,352	$1,535,035	$1,531,723
NAV per Share	$38.63	$38.54	$38.46	$38.38	$38.29
Adjusted NAV	$1,544,490	$1,541,163	$1,537,842	$1,534,525	$1,531,213
Fees and Expenses[2]
Sponsor Fee[3]	$772	$771	$769	$767	$766
Trustee Fee[3]	500	500	500	500	500
Custody Fee	1,544	1,541	1,538	1,535	1,531
Administration Fee[4]	510	510	510	510	510
Total	$3,327	$3,322	$3,317	$3,312	$3,307
Average gold price per ounce	$386.25	$386.25	$386.25	$386.25	$386.25
Ounces of gold to be sold	8.61	8.60	8.59	8.57	8.56
Ending Statistics
Gold price per ounce [1]	$386.25	$386.25	$386.25	$386.25	$386.25
Shares	40,000	40,000	40,000	40,000	40,000
Ounces	3,991.39	3,982.79	3,974.20	3,965.63	3,957.06
Ounces per Share	0.0998	0.0996	0.0994	0.0991	0.0989
NAV	$1,541,673	$1,538,352	$1,535,035	$1,531,723	$1,528,416
NAV per Share	$38.54	$38.46	$38.38	$38.29	$38.21

(1)	Based on the London PM Fix as of October 31, 2003
(2)	Assuming average and end-period amount of Trust assets.
(3)	Sponsor fees and Trustee fees assume ordinary operating expenses and do not take into account special expense provisions that take place in year 1 or any fees associated with extraordinary services.
(4)	Administration fees are estimated and assume that current assumptions and estimated costs remain constant.

The following table demonstrates the impact that increases and decreases in the price of gold will have on the NAV of the Trust. The table is based on the same arbitrary assumptions and qualifications as the preceding table and on the additional arbitrary assumption that the initial gold price ($386.25 per ounce) increases or decreases by 5.0% per year over the identified five-year period. The NAV per Share figures in the below table include the impact of the sales of gold identified in the preceding table.

Calculation of NAV: Assuming An Increasing and Decreasing Gold Price

	Year
Ending Statistics	1	2	3	4	5
Increasing Price Scenario
Gold price per ounce	$405.56	$425.84	$447.13	$469.49	$492.96
Year-on-Year Change	5.0%	5.0%	5.0%	5.0%	5.0%
NAV per Share	$40.47	$42.41	$44.44	$46.56	$48.79
Decreasing Price Scenario
Gold price per ounce	$366.94	$348.59	$331.16	$314.60	$298.87
Year-on-Year Change	(5.0%)	(5.0%)	(5.0%)	(5.0%)	(5.0%)
NAV per Share	$36.61	$34.70	$32.89	$31.18	$29.55

Description of the Trust

The Trust is an investment trust, formed on                         , 2004 under New York law pursuant to the Trust Indenture. The Trust holds gold and is expected to from time to time issue Baskets in exchange for deposits of gold and to distribute gold in connection with redemptions of Baskets. The investment objective of the Trust is for the Shares to reflect the performance of the price of gold bullion, less the Trust's expenses. The Sponsor believes that, for many investors, the Shares will represent a cost effective investment relative to traditional means of investing in gold. The material terms of the Trust Indenture are discussed under "Description of the Trust Indenture." The Shares represent units of fractional undivided beneficial interest in and ownership of the Trust. The Trust is not managed like a corporation or an active investment vehicle. The gold held by the Trust will only be sold, on an as-needed basis: (1) to pay Trust expenses; (2) in the event the Trust terminates and liquidates its assets; or (3) as otherwise required by law or regulation. The sale of gold by the Trust is a taxable event to Shareholders. See "United States Federal Tax Consequences — Taxation of US Shareholders."

The Trust expects to create and redeem Shares on a continuous basis but only in Baskets of 100,000 Shares. The number of outstanding Shares is expected to increase and decrease as a result of the creation and redemption of Baskets. The creation and redemption of Baskets requires the delivery to the Trust or the distribution by the Trust of the amount of gold and any cash represented by the Baskets being created or redeemed. The total amount of gold and any cash required for the creation of Baskets will be based on the combined NAV of the number of Shares being created or redeemed. The initial amount of gold required for deposit to create Shares is 10,000 ounces per Basket. The number of ounces of gold required to create a Basket or to be delivered upon a redemption of a Basket will gradually decrease over time. This is because the Shares comprising a Basket will represent a decreasing amount of gold due to the sale of the Trust's gold to pay the Trust's expenses. Baskets may be purchased or redeemed only by Authorized Participants, who will pay a transaction fee for each order to purchase or redeem Baskets. Authorized Participants may sell to other investors all or part of the Shares included in the Baskets they purchase from the Trust. See "Plan of Distribution."

The Trustee will determine the NAV of the Trust on each day that the NYSE is open for regular trading at the earlier of the London PM Fix for such day or 12:00 PM New York time. The NAV of the Trust is the aggregate value of the Trust's assets less its liabilities (which include accrued expenses). In determining the Trust's NAV, the Trustee will value the gold held by the Trust based on the London PM Fix price for an ounce of gold. The Trustee will also determine the NAV per Share. If on a day when the Trust's NAV is being calculated the London PM Fix gold price is not available, the gold price from the next most recent London Fix (AM or PM) will be used, unless the Trustee determines that such price is inappropriate to use.

The Trust's assets will consist of allocated gold bullion, gold credited to an unallocated gold account and, from time to time, cash, which will be used to pay expenses. Except for the transfer of gold in or out of the Trust's unallocated account connected with the creation or redemption of a Basket or upon a sale of gold, it is anticipated that only a small amount of gold will be held in unallocated form by the Trust. Cash held by the Trust will not generate any income. Each Share will represent a proportional interest, based on the total number of Shares outstanding, in the gold and any cash held by the Trust, less the Trust's liabilities. The Sponsor expects that the secondary market trading price of the Shares will fluctuate over time in response to the price of gold. In addition, the Sponsor expects that the trading price of the Shares will reflect accrued expenses of the Trust.

Investors may obtain on a 24-hour basis gold pricing information based on the spot price for an ounce of gold from various financial information service providers. Current spot prices are also generally available with bid/ask spreads from gold bullion dealers. In addition, the Trust's website will provide ongoing pricing information for gold spot prices and the Shares. Market prices for the Shares will be available from a variety of sources including brokerage firms, information websites and other information service providers. The NAV of the Trust will be published by the Sponsor on each day that the NYSE is open for regular trading and will be posted on the Trust's website.

The Trust has no fixed termination date and will terminate upon the occurence of a termination event listed in the Trust Indenture. See "Description of the Trust Indenture — Termination of the Trust."

The Sponsor

The Sponsor is a Delaware limited liability company and was formed on July 17, 2002. The Sponsor's office is located at 444 Madison Avenue, 3rd Floor, New York, New York 10022. Under the Delaware limited liability law and the governing documents of the Sponsor, the WGC, the sole member of the Sponsor, is not responsible for the debts, obligations and liabilities of the Sponsor solely by reason of being the sole member of the Sponsor.

THE SPONSOR'S ROLE

The Sponsor is responsible for establishing the Trust and for the registration of the Shares. The Sponsor will oversee the Trust's administration but will not exercise day-to-day oversight over the Trustee or the Custodian. The Sponsor will regularly communicate with the Trustee to monitor the overall performance of the Trust. The Sponsor will exercise oversight over the Trust's legal, accounting and other professional service providers and, along with the Trustee, will liaise with these service providers as needed. The Sponsor, with assistance and support from the Trustee, will be responsible for preparing and filing certain periodic reports on behalf of the Trust with the SEC. The Sponsor will be responsible for and will oversee any marketing of the Shares. The Sponsor will maintain a public website on behalf of the Trust, which will contain information about the Trust and the Shares, and will oversee certain Shareholder services, such as a call center and prospectus fulfillment.

The Sponsor may direct the Trustee but only as provided in the Trust Indenture. For example, the Sponsor may direct the Trustee to sell the Trust's gold to pay expenses, to suspend a redemption order or postpone a redemption settlement date or to terminate the Trust if certain criteria are met. The Sponsor may remove the Trustee and appoint a successor (1) if the Trustee commits certain willful bad acts in performing its duties, (2) if the Trustee's creditworthiness has materially deteriorated or (3) if the Trustee's negligent acts or omissions have had a material adverse effect on the Trust or the interests of Shareholders and the Trustee has not cured the material adverse effect within a certain period of time and established that such material adverse effect will not recur. See "Description of the Trust Indenture — The Trustee — Resignation, discharge or removal of Trustee; successor trustees" for more information. The Sponsor may remove the Custodian, and appoint a successor as long as the appointment does not have a material adverse effect on the Trustee's ability to perform its duties.

The Sponsor will pay the costs of the Trust's organization and the initial sale of the Shares, including the applicable SEC registration fees. The Sponsor will also pay the costs associated with the marketing of the Shares. When the ANAV of the Trust first reaches $1 billion (but not prior to the 31st day following the commencement of trading of the Shares on the NYSE), the Sponsor will receive an annual fee as compensation for its services to the Trust in an amount equal to 0.05% of the daily ANAV of the Trust. The Sponsor's fee, which may not exceed the actual costs to the Sponsor of providing such services, will be payable monthly in arrears. The Sponsor will also receive reimbursement for all of its disbursements and expenses incurred in connection with the Trust, including marketing expenses, exclusive of its ordinary disbursements and expenses incurred through the 30th day following the commencement of trading of the Shares on the NYSE.

The Trustee

BNY, a banking corporation organized under the laws of the State of New York with trust powers, will serve as the Trustee. BNY has a trust office at 101 Barclay Street, Floor 6E, New York, New York 10286. BNY is subject to supervision by the New York State Banking Department and the Board of Governors of the Federal Reserve System. Information regarding creation and redemption Basket composition, NAV of the Trust, transaction fees and the names of the parties that have each executed a Participant Agreement may be obtained from BNY by calling the following toll free number:               . A copy of the Trust Indenture is available for inspection at BNY's trust office identified above. Under the Trust Indenture, the Trustee is required to maintain capital, surplus and undivided profits of $500 million.

THE TRUSTEE'S ROLE

The Trustee is generally responsible for the day-to-day administration of the Trust, including keeping the Trust's operational records. The Trustee's principal responsibilities include (1) monitoring the Trust's on-going expenses and selling the Trust's gold as needed to pay the Trust's expenses (gold sales are expected to occur approximately monthly in the ordinary course), (2) calculating the NAV of the Trust and the NAV per Share, (3) receiving and processing orders from Authorized Participants to create and redeem Baskets and coordinating the processing of such orders with the Custodian and DTC, and (4)  monitoring the Custodian. The ability of the Trustee to monitor the performance of the Custodian may be limited because under the Custody Agreements the Trustee has only limited rights to visit the premises of the Custodian for the purpose of examining the Trust's gold and certain related records maintained by the Custodian. In addition, the Trustee may have no right to visit the premises of any subcustodian for the purposes of examining the Trust's gold or any records maintained by the subcustodian, and any subcustodian may not be obligated to cooperate in any review the Trustee may wish to conduct of the facilities, procedures, records or creditworthiness of such subcustodian.

The Trustee will regularly communicate with the Sponsor to monitor the overall performance of the Trust. The Trustee, along with the Sponsor, will liaise with the Trust's legal, accounting and other professional service providers as needed. The Trustee will prepare and file reports on Form 8-K identifying gold sales by the Trust and will assist and support the Sponsor with the preparation of all other periodic reports required to be filed with the SEC on behalf of the Trust.

The Trustee will charge no fee and will pay the ordinary expenses of the Trust's operation for the period from the day the Shares commence trading on the NYSE through the 30th day following such commencement. Starting the 31st day after the commencement of the trading of the Shares on the NYSE through the first anniversary of such commencement, the Trustee will reduce its fee and will assume the ordinary expenses of the Trust to the extent that the aggregate annual expenses of the Trust exceed 0.30% of the average daily value of the Trust's assets (which is determined without deduction of any Trust expenses). The Trustee and the Sponsor have a separate agreement concerning payment by the Sponsor of compensation to the Trustee for this period.

Subject to the periods described above when the Trustee receives no fee or a reduced fee, the Trustee will receive an annual fee which is based on the daily ANAV of the Trust. The annual fee is equal to 0.02% of the first $10 billion of value, provided that the Trustee will not receive less than $500,000 per year. The Trustee's fee is payable monthly in arrears.

Subject to the periods described above when the Trustee will bear all or part of the trust's expenses, the Trustee shall charge the Trust for its expenses and disbursements incurred in connection with the Trust (including the expenses of the Custodian paid by the Trustee) and for any extraordinary services performed by the Trustee for the Trust.

The Trustee and any of its affiliates may from time to time purchase or sell Shares for their own account, as agent for their customers and for accounts over which they exercise investment discretion.

The Custodian

HSBC will serve as the Custodian of the Trust's gold. HSBC is a banking corporation organized under the laws of New York. HSBC is subject to supervision by the Federal Reserve Bank of New York, the Federal Deposit Insurance Corporation and the New York State Banking Department. HSBC's London custodian office is located at 8 Canada Square, London, E14 5HQ, United Kingdom. In addition to supervision and examination by the U.S. federal and state banking authorities, HSBC's London custodian operations are subject to supervision by the Bank of England and the Financial Services Authority. HSBC had over $7.5 billion in capital as of June 30, 2003.

The global parent company of HSBC is HSBC Holdings plc, a public limited company incorporated in England.

THE CUSTODIAN'S ROLE

The Custodian is responsible for safekeeping for the Trust gold deposited with it by Authorized Participants in connection with the creation of Baskets. The Custodian is also responsible for selecting its direct subcustodians, if any. The Custodian facilitates the transfer of gold in and out of the Trust through the unallocated gold accounts it will maintain for each Authorized Participant and the unallocated and allocated gold accounts it will maintain for the Trust. The Custodian is responsible for allocating specific bars of gold bullion to the Trust's allocated gold account. The Custodian will provide the Trustee with regular reports detailing the gold transfers in and out of the Trust's unallocated and allocated gold accounts and identifying the gold bars held in the Trust's allocated gold account.

See "Description of the Custody Agreements – Fees and Expenses" for a description of the fees and expenses of the Custodian.

The Custodian and any of its affiliates may from time to time purchase or sell Shares for their own account, as agent for their customers and for accounts over which they exercise investment discretion.

Description of the Shares

GENERAL

The Trustee is authorized under the Trust Indenture to create and issue an unlimited number of Shares. The Trustee will create Shares only in Baskets of 100,000 Shares and only upon the order of an Authorized Participant. The Shares represent units of fractional undivided beneficial interest in and ownership of the Trust and have no par value. Any creation and issuance of Shares above the amount registered on the registration statement of which this prospectus is a part will require the registration of such additional Shares.

DESCRIPTION OF LIMITED RIGHTS

The Shares do not represent a traditional investment and you should not view them as similar to "shares" of a corporation operating a business enterprise with management and a board of directors. As a Shareholder, you will not have the statutory rights normally associated with the ownership of shares of a corporation, including, for example, the right to bring "oppression" or "derivative" actions. See "Risk Factors." All Shares are of the same class with equal rights and privileges. Each Share is transferable, is fully paid and non-assessable and entitles the holder to one vote on the limited matters upon which Shareholders may vote under the Trust Indenture. The Shares do not entitle their holders to any conversion or pre-emptive rights, or, except as provided below, any redemption rights or rights to distributions.

Distributions

The Trust Indenture provides for distributions to Shareholders in only two circumstances. First, if the Trustee and the Sponsor determine that the Trust's cash account balance exceeds the anticipated expenses of the Trust for the next 12 months and the excess amount is more than $0.01 per Share outstanding, they shall direct the excess amount to be distributed to the Shareholders. Second, if the Trust is terminated and liquidated, the Trustee will distribute to the Shareholders any amounts remaining after the satisfaction of all outstanding liabilities of the Trust and the establishment of such reserves for applicable taxes, other governmental charges and contingent or future liabilities as the Trustee shall determine. Shareholders of record on the record date fixed by the Trustee for a distribution will be entitled to receive their pro rata portion of any distribution.

Voting and Approvals

Under the Trust Indenture, Shareholders have no voting rights, except that Shareholders holding at least 66 2/3% of the Shares outstanding may vote to remove the Trustee. The Trustee may terminate the Trust upon the agreement of Shareholders owning at least 66 2/3% of the outstanding Shares. In addition, certain amendments to the Trust Indenture will require the majority or unanimous consent of the Shareholders.

Redemption of the Shares

The Shares may only be redeemed by or through an Authorized Participant and only in Baskets of 100,000 Shares. See "Creation and Redemption of Shares" for details on the redemption of the Shares.

BOOK-ENTRY FORM

Individual certificates will not be issued for the Shares. Instead, a global certificate will be deposited by the Trustee with DTC and registered in the name of Cede & Co., as nominee for DTC. The global certificate will evidence all of the Shares outstanding at any time. Under the Trust Indenture, Shareholders are limited to (1) participants in DTC such as banks, brokers, dealers and trust companies (DTC Participants), (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant (Indirect Participants), and (3) those banks, brokers, dealers, trust companies and others who

Description of the Shares

hold interests in the Shares through DTC Participants or Indirect Participants. Shares are only transferable through the book-entry system of DTC. Shareholders who are not DTC Participants may transfer their Shares through DTC by instructing the DTC Participant holding their Shares (or by instructing the Indirect Participant or other entity through which their Shares are held) to transfer the Shares. Transfers will be made in accordance with standard securities industry practice.

Custody of the Trust's Gold

Custody of the gold bullion deposited with and held by the Trust will be provided by the Custodian at its London, England vaults, by subcustodians selected by the Custodian and by others acting on behalf of the subcustodians. The Custodian is a market maker, clearer and approved weigher under the rules of the LBMA.

The Custodian, as instructed by the Trustee, is authorized to accept, on behalf of the Trust, deposits of gold in unallocated form. Acting on standing instructions given by the Trustee, the Custodian will allocate gold deposited in unallocated form with the Trust by selecting bars of gold bullion for deposit to the Trust's allocated account. All gold bullion allocated to the Trust must conform to the rules, regulations, practices and customs of the LBMA.

The Trustee and the Custodian will enter into gold custody agreements which will establish an unallocated gold account for the Trust (Trust Unallocated Account) and an allocated gold account for the Trust (Trust Allocated Account). The Trust Unallocated Account will be used to facilitate (1) the transfer of gold deposits and gold redemption distributions between Authorized Participants and the Trust in connection with the creation and redemption of Baskets and (2) the sales of gold made by the Trustee for the Trust. Except for when gold is transferred in and out of the Trust or for when a small amount of gold remains credited to the Trust Unallocated Account at the end of a business day (which will be no more than 430 ounces), the gold deposited with the Trust will be held in the Trust Allocated Account.

The Custodian is authorized to appoint from time to time one or more subcustodians to hold the Trust's gold. The subcustodians that the Custodian currently uses are the Bank of England and LBMA market-making members that provide bullion vaulting and clearing services to third parties. The Custodian does not have written custody agreements with the subcustodians it selects. The Custodian's selected subcustodians may appoint further subcustodians. These further subcustodians are not expected to have written custody agreements with the Custodian's subcustodians that selected them.

The Custodian is required to use reasonable care in selecting subcustodians but is not responsible for their selection of further subcustodians. Beyond using reasonable care in selecting subcustodians, the Custodian does not undertake to monitor the performance by subcustodians of their custody functions or their selection of additional subcustodians.

Under the Allocated Bullion Account Agreement entered into by the Trustee and the Custodian, and under applicable English law, the Custodian and, assuming the custodial relationship is subject to English law, any subcustodians are required to exercise reasonable care in the safekeeping of the Trust's gold. Under applicable English law, the subcustodians employed by the Custodian will be liable to the Trust if they fail to take reasonable care of the Trust's gold. In the event of a loss caused by the failure of the Custodian or a subcustodian to exercise reasonable care, the Trustee, on behalf of the Trust, has the right to seek recovery with respect to the loss against the Custodian or subcustodian in breach. The Custodian is obliged under the Allocated Bullion Account Agreement to use commercially reasonable efforts to obtain delivery of gold from those subcustodians appointed by it. However, the Custodian may not have the right to, and does not have the obligation to, seek recovery from any subcustodian appointed by a subcustodian with respect to a loss.

Under the customs and practices of the London bullion market, allocated gold is held by custodians and, on their behalf, by subcustodians under arrangements that permit each entity for which gold is being held (1) to request from the entity's custodian (and a custodian or subcustodian to request from its subcustodian) a list identifying each gold bar being held and the identity of the particular custodian or subcustodian holding the gold bar and (2) to request the entity's custodian to release the entity's gold within two business days following demand for release. Each custodian or subcustodian is obligated under the customs and practices of the London bullion market to provide the bar list and the identification of custodians and subcustodians referred to in (1) above, and each custodian is obligated to release gold as requested. The Custodian will provide the Trustee with statements on a monthly basis which contain sufficient information to identify each bar of gold held in the Trust Allocated Account and the custodian or subcustodian having possession of each bar. Under United Kingdom law, unless otherwise provided in the applicable custody agreement, if any, a custodian generally is liable to its customer for failing to release the customer's gold upon demand.

Custody of the Trust's Gold

The Custodian, the Bank of England and the other custodians that are LBMA market-making members providing bullion vaulting and clearing services to third parties are not required under the customs and practices of the London bullion market, and will not be required by the Trustee, to be insured or bonded with respect to their custodial activities. While the Custodian maintains insurance with regard to its business, the Trust will not be a beneficiary of such insurance and does not have the ability to dictate the nature or amount of the coverage.

ALLOCATED ACCOUNTS

An allocated account is an account with a bullion dealer, which may also be a bank, to which individually identified gold bars owned by the account holder are credited. The gold bars in an allocated gold account are specific to that account and are identified by a list which shows, for each gold bar, the refiner, assay, serial number and gross and fine weight. The account holder has full ownership of the gold bars and the bullion dealer may not trade, lease or lend the bars.

UNALLOCATED ACCOUNTS

An unallocated account is an account with a bullion dealer, which may also be a bank, to which a fine weight amount of gold is credited. The account holder is entitled to direct the bullion dealer to deliver an amount of physical gold equal to the amount of gold standing to the credit of the account holder. The account holder has no ownership interest in any specific bars of gold that the bullion dealer holds or owns. When delivering gold, the bullion dealer will allocate physical gold from its general stock to the account holder with a corresponding debit being made to the amount of gold credited to the unallocated account. The account holder is an unsecured creditor of the bullion dealer and credits to an unallocated account are at risk of the bullion dealer's insolvency.

TRANSFERS OF GOLD

For each creation of a Basket, gold will be transferred to the Trust in unallocated form by means of a credit to the Trust Unallocated Account from an Authorized Participant Unallocated Account maintained with the Custodian. Transfers to or from an unallocated account are made by crediting or debiting the number of ounces of fine gold required to be deposited or withdrawn. After gold has been credited to an Authorized Participant Unallocated Account in connection with the creation of a Basket, the Custodian will transfer the credited amount from the Authorized Participant Unallocated Account to the Trust Unallocated Account. The Custodian will then allocate specific bars of gold representing the amount of gold credited to the Trust Unallocated Account to the extent such amount is representable by whole bars. The allocated gold bars will be held in the Trust Allocated Account. The bars of gold may be held directly by the Custodian or by or for a subcustodian of the Custodian. The Custodian will create bar lists to identify the specific bars of gold allocated to the Trust.

The process of withdrawing gold from the Trust for a redemption of a Basket will follow the same general procedure as for depositing gold with the Trust for a creation of a Basket, only in reverse. Each transfer of gold between the Trust Allocated Account and the Trust Unallocated Account connected with a creation or redemption of a Basket may result in a small amount of gold being held in the Trust Unallocated Account after the completion of the transfer. The Custodian will follow practices in making deposits and withdrawals between the Trust Allocated Account and the Trust Unallocated Account which will minimize the amount of gold held in the Trust Unallocated Account as of the close of each business day. See "Creation and Redemption of Shares."

Description of the Custody Agreements

The Allocated Bullion Account Agreement between the Trustee and the Custodian establishes the Trust Allocated Account. The Unallocated Bullion Account Agreement between the Trustee and the Custodian establishes the Trust Unallocated Account. These agreements are sometimes referred to together as the "Custody Agreements" in this prospectus. The following is a description of the material terms of the Custody Agreements. As the Custody Agreements are similar in form, they are discussed together, with material distinctions between the agreements noted.

REPORTS

The Custodian will provide the Trustee with reports for each business day, no later than the following business day, identifying the movements of gold in and out of the Trust Allocated Account and the credits and debits of gold to the Trust Unallocated Account. The Custodian will also provide the Trustee with monthly statements of account for the Trust Allocated Account and the Trust Unallocated Account as of the last business day of each month. The monthly statements will contain sufficient information to identify each bar of gold held in the Trust Allocated Account and the custodian or subcustodian having possession of such bar. Under the Custody Agreements, a "business day" means any day other than a day (1) when the NYSE is closed for regular trading or (2), if the order requires the receipt or delivery, or the confirmation of receipt or delivery, of gold in the United Kingdom on a particular day, (A) when banks are authorized to close in the United Kingdom or when the London gold market is closed or (B) when banks in the United Kingdom are, or the London gold market is, not open for a full business day and the transaction requires the execution or completion of procedures which cannot be executed by the close of the business day.

Except for withdrawals of physical gold made directly from the Trust Allocated Account as to which transfer of ownership is determined at the time the recipient or its agent acknowledges in writing its receipt of gold, the Custodian's records of all deposits to and withdrawals from, and all debits and credits to, the Trust Allocated Account and the Trust Unallocated Account which are to occur on a business day, and all end of business day account balances in the Trust Allocated Account and Trust Unallocated Account, are stated as of the close of the Custodian's business (usually 4:00 PM London time) on such business day.

SUBCUSTODIANS

Under the Allocated Bullion Account Agreement, the Custodian may select subcustodians to perform any of its duties, including holding gold for it. These subcustodians may in turn select other subcustodians to perform their duties, including holding gold for them, but the Custodian is not responsible for the selection of those other subcustodians. The Allocated Bullion Account Agreement requires the Custodian to use reasonable care in selecting any subcustodian and provides that, except for the Custodian's obligation to use commercially reasonable efforts to obtain delivery of gold held by subcustodians when necessary, the Custodian will not be liable for the acts or omissions, or for the solvency, of any subcustodian that it selects unless the selection of that subcustodian was made negligently or in bad faith. The subcustodians selected and used by the Custodian as of the date of this prospectus are: the Bank of England, The Bank of Nova Scotia (ScotiaMocatta), Deutsche Bank AG, JPMorganChase Bank, N M Rothschild & Sons Limited and UBS AG. The Allocated Bullion Account Agreement provides that the Custodian will notify the Trustee if it selects any additional subcustodians or stops using any subcustodian it has previously selected.

LOCATION AND SEGREGATION OF GOLD; ACCESS

Gold held for the Trust Allocated Account will be held at the Custodian's London vault. Gold held by the Custodian's currently selected subcustodians and by subcustodians of subcustodians may be held in vaults located in England or in other locations.

The Custodian will segregate by identification in its books and records the Trust's gold from any other gold which it owns or holds for others and will require the subcustodians it selects to so segregate the

Description of the Custody Agreements

Trust's gold held by them. The Custodian's books and records will identify every bar of gold held for the Trust Allocated Account in its own vault by refiner, assay, serial number and gross and fine weight. Subcustodians selected by the Custodian are expected to identify in their books and records each bar of gold held for the Custodian by serial number and may use other identifying information.

The Trustee may, upon reasonable notice, visit the Custodian's premises up to twice a year and examine the Trust's gold held there and the Custodian's records concerning the Trust Allocated Account and the Trust Unallocated Account. The Trust's independent auditors may also visit the Custodian's premises in connection with their audit of the financial statements of the Trust. Visits will not be allowed when no gold of the Trust is held in the Custodian's vault.

TRANSFERS INTO THE TRUST UNALLOCATED ACCOUNT

The Custodian will credit to the Trust Unallocated Account the amount of gold it transfers from the Trust Allocated Account or from an Authorized Participant Unallocated Account or from other third party unallocated accounts for credit to the Trust Unallocated Account. The only gold the Custodian will accept in physical form for credit to the Trust Unallocated Account is gold the Trustee has transferred from the Trust Allocated Account.

TRANSFERS FROM THE TRUST UNALLOCATED ACCOUNT

The Custodian will transfer gold from the Trust Unallocated Account only in accordance with the Trustee's instructions to the Custodian. A transfer of gold from the Trust Unallocated Account may only be made: (1) by transferring gold to a third party unallocated account; (2) by transferring gold to the Trust Allocated Account; or (3) by either (a) making gold available for collection at the Custodian's vault premises or as the Custodian may direct or, (b) if separately agreed, delivering the gold to such location as the Custodian and the Trustee agree at the Trust's expense and risk. Any gold made available in physical form will be in a form which complies with the rules, regulations, practices and customs of the LBMA, the Bank of England or any applicable regulatory body (Custody Rules) or in such other form as may be agreed between the Trustee and the Custodian, and in all cases will comprise one or more whole gold bars selected by the Custodian.

By the close of business (London time) on each business day, the Custodian will use commercially reasonable efforts to transfer gold from the Trust Unallocated Account to the Trust Allocated Account such that the amount of gold that remains credited to the Trust Unallocated Account does not exceed 430 fine ounces.

TRANSFERS INTO THE TRUST ALLOCATED ACCOUNT

The Custodian will receive transfers of gold into the Trust Allocated Account only at the Trustee's instructions given pursuant to the Unallocated Bullion Account Agreement by debiting gold from the Trust Unallocated Account and crediting such gold to the Trust Allocated Account.

TRANSFERS FROM THE TRUST ALLOCATED ACCOUNT

The Custodian will transfer gold from the Trust Allocated Account only in accordance with the Trustee's instructions. Generally, the Custodian will transfer gold from the Trust Allocated Account only by debiting gold from the Trust Allocated Account and crediting the gold to the Trust Unallocated Account. When the Trustee instructs the Custodian to make gold physically available, the Custodian will transfer gold from the Trust Allocated Account by debiting gold from the Trust Allocated Account and making such gold available for collection or delivery as described in the following paragraph.

WITHDRAWALS OF GOLD DIRECTLY FROM THE TRUST ALLOCATED ACCOUNT

Upon the Trustee's instruction, the Custodian will debit gold from the Trust Allocated Account and make the gold available for collection by the Trustee or, if separately agreed, for delivery by the Custodian in accordance with its usual practices at the Trust's expense and risk. The Trustee and the Custodian expect

Description of the Custody Agreements

that the Trustee will withdraw gold physically from the Trust Allocated Account (rather than by crediting it to the Trust Unallocated Account and instructing a further transfer from that account) only in exceptional circumstances, such as if the Custodian was replaced or if, for some unforeseen reason, it was not possible to transfer gold in unallocated form. The Custodian will not be obliged to effect any requested delivery if, in its reasonable opinion, this would cause the Custodian or its agents to be in breach of the Custody Rules or other applicable law, court order or regulation, the costs incurred would be excessive or delivery is impracticable for any reason. When gold is physically withdrawn from the Trust Allocated Account pursuant to the Trustee's instruction, all right, title, risk and interest in and to the gold withdrawn shall pass to the person to whom or to or for whose account such gold is transferred, delivered or collected at the time the recipient or its agent acknowledges in writing its receipt of gold. Unless the Trustee specifies the bars of gold to be debited from the Trust Allocated Account, the Custodian is entitled to select the gold bars.

RIGHT TO REFUSE TRANSFERS OR AMEND TRANSFER PROCEDURES

The Custodian may refuse to accept transfers of gold to the Trust Unallocated Account, amend the procedures for transferring gold to or from the Trust Unallocated Account or for the physical withdrawal of gold from the Trust Unallocated Account or the Trust Allocated Account or impose such additional procedures in relation to the transfer of gold to or from the Trust Unallocated Account as the Custodian may from time to time consider appropriate. The Custodian will notify the Trustee within a commercially reasonable time before the Custodian amends these procedures or imposes additional ones, and, in doing so, the Custodian will consider the Trustee's need to communicate any changes to Authorized Participants and others.

FEES AND EXPENSES

For the Custodian's services under the Allocated Bullion Account Agreement and in connection with the Custodian's processing of orders to create and redeem Baskets, the Custodian shall receive from the Trust an annual fee equal to 0.10% of the average daily aggregate value of the gold held in the Trust Allocated Account and the Trust Unallocated Account. This fee will include any UK value added or similar tax should any such tax apply. If the Trust uses an additional or successor custodian, the fee paid to such custodian may not include any applicable UK value added or similar tax.

The Custodian receives no fee under the Unallocated Bullion Account Agreement.

The Trust will pay on demand all costs, charges and expenses incurred by the Custodian in connection with the performance of its duties and obligations under the Custody Agreements or otherwise in connection with the gold held in the Trust Allocated Account or the Trust Unallocated Account.

TRUST UNALLOCATED ACCOUNT CREDIT AND DEBIT BALANCES

No interest will be paid by the Custodian on any credit balance to the Trust Unallocated Account. Unless otherwise agreed to by the Trustee and the Custodian, the Trustee may not maintain a negative balance in the Trust Unallocated Account.

EXCLUSION OF LIABILITY

The Custodian will use reasonable care in the performance of its duties under the Custody Agreements and will only be responsible for any loss or damage suffered by the Trust as a direct result of any negligence, fraud or willful default in the performance of its duties. The Custodian's liability under the Allocated Bullion Account Agreement is limited to the market value of the gold held in the Trust Allocated Account at the time the event giving rise to liability is discovered by the Custodian, provided that the Custodian promptly notifies the Trustee of its discovery. The Custodian's liability under the Unallocated Bullion Account Agreement is limited to the amount of the balance credited to the Trust Unallocated Account at the time the event giving rise to liability is discovered by the Custodian, provided that the Custodian promptly notifies the Trustee of its discovery.

INDEMNITY

The Trust will, solely out of the Trust's assets, indemnify the Custodian, its offices, directors, employees and affiliates (on an after tax basis) on demand against all costs and expenses, damages, liabilities and

Description of the Custody Agreements

losses which the Custodian may suffer or incur in connection with the Custody Agreements, except to the extent that such sums are due directly to the Custodian's negligence, willful default or fraud.

INSURANCE

The Custodian will maintain insurance for its business, including its bullion and custody business, as it deems appropriate. The Trustee and the Sponsor may, subject to confidentiality restrictions, review this insurance coverage from time to time upon reasonable prior notice.

TERMINATION

The Trustee and the Custodian may each terminate any Custody Agreement upon 90 business days' prior notice, provided that the Custody Agreements may not be terminated for the first year following the date of the formation of the Trust unless the Trust is terminated. The Custody Agreements will also terminate 90 business days after the resignation or removal of the Trustee unless (1) a successor trustee of the Trust is appointed prior to the end of the 90 business day period or (2) the full liquidation of the Trust is started within the 90 business day period and the Trustee requests that the Custodian continue the Custody Agreements in effect until the liquidation of the Trust is complete. If either the Allocated Bullion Account Agreement or the Unallocated Bullion Account Agreement is terminated, the other agreement automatically terminates.

If redelivery arrangements for the gold held in the Trust Allocated Account are not made, the Custodian may continue to store the gold and charge storage fees and, after six months from the termination date, the Custodian may sell the gold and account to the Trustee for the proceeds, less any amounts due to the Custodian under the Allocated Bullion Account Agreement. If arrangements for transfer or repayment, as the case may be, of the balance in the Trust Unallocated Account are not made, the Custodian may continue to charge account fees and, after six months from the termination date, the Custodian may close the Trust Unallocated Account and account to the Trustee for the proceeds, less any amounts due to the Custodian under the Unallocated Account Bullion Agreement.

GOVERNING LAW

The Custody Agreements are governed by English law. The Trustee and the Custodian both consent to the jurisdiction of the courts of the State of New York and the federal courts located in the borough of Manhattan in New York City. Such consent is not required for any person to assert a claim of New York jurisdiction over the Trustee or the Custodian.

Creation and Redemption of Shares

The Trust will create and redeem Shares on a continuous basis, but only in one or more Baskets (a Basket equals 100,000 Shares). The creation and redemption of Baskets will only be made in exchange for the delivery to or by the Trust of the amount of gold and any cash represented by the Baskets being created or redeemed. The total amount of gold and any cash required for such a delivery will be based on the pro rata amount of the NAV of the Trust represented by the Baskets being created or redeemed determined on the day the order to create or redeem is placed.

Authorized Participants are the only persons that may place orders to create and redeem Baskets. Authorized Participants must be registered broker-dealers or other securities market participants, such as banks and other financial institutions which are not required to register as broker-dealers to engage in securities transactions, who are participants in DTC. To become an Authorized Participant, a person must enter into a Participant Agreement with the Sponsor and the Trustee. The Participant Agreement provides the procedures for the creation and redemption of Baskets and for the delivery of the gold and any cash required for such creations and redemptions. Authorized Participants will pay a transaction fee to the Trustee for each order they place to create or redeem one or more Baskets.

Prior to initiating any creation or redemption order, an Authorized Participant must have entered into an agreement with the Custodian to establish an Authorized Participant Unallocated Account in London (Participant Unallocated Bullion Account Agreement). Authorized Participant Unallocated Accounts may only be used for transactions with the Trust. An Authorized Participant will bear all credit risk associated with its Authorized Participant Unallocated Account. No fees will be charged by the Custodian for the Authorized Participant Unallocated Account as long as the Authorized Participant Unallocated Account is used solely for gold transfers to and from the Trust Unallocated Account and the Custodian (or one of its affiliates) receives compensation for maintaining the Trust Allocated Account. Authorized Participants should be aware that the Custodian's liability threshold under the Participant Unallocated Bullion Account Agreement is gross negligence, not negligence, which is the Custodian's liability threshold under the Trust's Custody Agreements.

As the terms of the Participant Unallocated Bullion Account Agreement differ in certain respects from the terms of the Trust's Unallocated Bullion Account Agreement, potential Authorized Participants should review the terms of the Participant Unallocated Bullion Account Agreement carefully. The form of Participant Unallocated Bullion Account Agreement is attached as an attachment to the Participant Agreement. A copy of the Participant Agreement may be obtained by potential Authorized Participants from the Trustee.

Certain Authorized Participants are expected to have the facility to participate directly in the gold bullion market and the gold futures market. The Sponsor believes that the size and operation of the gold bullion market make it unlikely that an Authorized Participant's direct activities in the gold or securities markets will impact the price of gold or the price of the Shares. Each Authorized Participant is regulated under the Securities Exchange Act of 1934 (Exchange Act) and the National Association of Securities Dealers, Inc. (NASD), or is not required to be so registered, and is qualified to act as a broker or dealer in the jurisdictions in which it is required. Certain Authorized Participants will be regulated under federal and state banking laws and regulations. Each Authorized Participant will have its own set of rules and procedures, internal controls and information barriers as it determines is appropriate in light of its own regulatory regime.

Authorized Participants may act for their own accounts or as agents for broker-dealers, custodians and other securities market participants that wish to create or redeem Baskets. An order for one or more Baskets may be placed by an Authorized Participant on behalf of multiple clients. Investors should contact the Sponsor or the Trustee for the names of Authorized Participants. Shareholders who are not Authorized Participants will only be able to redeem their Shares through an Authorized Participant.

All gold will be delivered to the Trust and distributed by the Trust in unallocated form through credits and debits between Authorized Participant Unallocated Accounts and the Trust Unallocated Account. Gold transferred from an Authorized Participant Unallocated Account to the Trust in unallocated form will first be credited to the Trust Unallocated Account. Thereafter, the Custodian will allocate specific

Creation and Redemption of Shares

bars of gold representing the amount of gold credited to the Trust Unallocated Account (to the extent such amount is representable by whole gold bars) to the Trust Allocated Account. The movement of gold is reversed for the distribution of gold to an Authorized Participant in connection with the redemption of Baskets.

All gold bullion represented by a credit to any Authorized Participant Unallocated Account and to the Trust Unallocated Account and all gold bullion held in the Trust Allocated Account with the Custodian must be of at least a minimum fineness (or purity) of 995 parts per 1,000 (99.5%) and otherwise conform to the rules, regulations practices and customs of the LBMA, including the specifications for a London Good Delivery Bar.

The following description of the procedures for the creation and redemption of Baskets is only a summary and an investor should refer to the relevant provisions of the Trust Indenture and the form of Participant Agreement for more detail, each of which is attached as an exhibit to the registration statement of which this prospectus is a part. The form of Participant Unallocated Bullion Account Agreement is attached as an attachment to the form of Participant Agreement. See "Where You Can Find More Information" for information about where you can obtain the registration statement.

CREATION PROCEDURES

On any business day, an Authorized Participant may place an order with the Trustee to create one or more Baskets. For purposes of processing both purchase and redemption orders, a "business day" means any day other than a day (1) when the NYSE is closed for regular trading or (2), if the order requires the receipt or delivery, or the confirmation of receipt or delivery, of gold in the United Kingdom on a particular day, (A) when banks are authorized to close in the United Kingdom or when the London gold market is closed or (B) when banks in the United Kingdom are, or the London gold market is, not open for a full business day and the transaction requires the execution or completion of procedures which cannot be executed by the close of the business day. The day on which the Trustee receives a valid purchase order is the purchase order date.

By placing a purchase order, an Authorized Participant agrees to deposit gold with the Trust, or a combination of gold and cash, as described below. Prior to the delivery of Baskets for a purchase order, the Authorized Participant must also have wired to the Trustee the non-refundable transaction fee due for the purchase order.

Determination of required deposits

The total deposit required to create each Basket (Creation Basket Deposit) will be an amount of gold and cash, if any, that is in the same proportion to the total assets of the Trust (net of accrued but unpaid fees, expenses and other liabilities) on the date the order to purchase is properly received as the number of Shares to be created in respect of the deposit bears to the total number of Shares outstanding on the date the order is received. The Sponsor anticipates that in the ordinary course of the Trust's operations a cash deposit will not be required for the creation of Baskets.

The amount of the required gold deposit is determined by dividing the number of ounces of gold held by the Trust by the number of Baskets outstanding, as adjusted for fees and expenses as described in the next paragraph.

The amount of any required cash deposit is determined as follows. The fees, expenses and liabilities of the Trust are subtracted from any cash held or receivable by the Trust as of the purchase order date. The remaining amount is divided by the number of Baskets outstanding and then multiplied by the number of Baskets being created pursuant to the purchase order. If the resulting amount is positive, this amount is the required cash deposit. If the resulting amount is negative, the amount of the required gold deposit will be reduced by the number of fine ounces of gold equal in value to that resulting amount, determined at the price of gold used in calculating the NAV of the Trust for the purchase order date. Fractions of an ounce of gold smaller than 0.001 of an ounce which are included in the gold deposit amount are disregarded. All questions as to the composition of a Creation Basket Deposit will be finally determined by the Trustee in consultation with the Custodian.

Creation and Redemption of Shares

Delivery of required deposits

An Authorized Participant who places a purchase order is responsible for crediting its Authorized Participant Unallocated Account with the required gold deposit amount by the end of the second business day in London following the purchase order date. Upon receipt of the gold deposit amount, the Custodian, after receiving appropriate instructions from the Authorized Participant and the Trustee, will transfer on the third business day following the purchase order date the gold deposit amount from the Authorized Participant Unallocated Account to the Trust Unallocated Account and the Trustee will direct DTC to credit the Basket to the Authorized Participant's DTC account.

Acting on standing instructions given by the Trustee, the Custodian will transfer the gold deposit amount from the Trust Unallocated Account to the Trust Allocated Account by transferring gold bars from its inventory to the Trust Allocated Account. The Custodian will use commercially reasonable efforts to complete the transfer of gold to the Trust Allocated Account prior to the time by which the Trustee is to credit the Basket to the Authorized Participant's DTC account; if, however, such transfers have not been completed by such time, the Basket will be delivered against receipt of the gold deposit amount by the Trust Unallocated Account, and all holders of Shares will be exposed to the risks of unallocated gold until the Custodian completes the allocation process. See the Risk Factor entitled "If the Custodian becomes insolvent, gold held in the Trust's unallocated gold account or any Authorized Participant's unallocated gold account would represent an unsecured claim..."

Because gold is allocated only in multiples of whole bars, the amount of gold allocated from the Trust Unallocated Account to the Trust Allocated Account may be less than the total fine ounces of gold credited to the Trust Unallocated Account. Any balance will be held in the Trust Unallocated Account. The Custodian will follow practices designed to minimize the amount of gold held in the Trust Unallocated Account; generally no more than 430 ounces of gold will be held in the Trust Unallocated Account at the close of each business day.

Rejection of purchase orders

The Trustee may reject a purchase order or a Creation Basket Deposit if:

•	It determines that the purchase order or the Creation Basket Deposit is not in proper form;
•	The Sponsor believes that the purchase order or the Creation Basket Deposit would have adverse tax consequences to the Trust or its Shareholders;
•	The acceptance or receipt of the Creation Basket Deposit would, in the opinion of counsel to the Sponsor, be unlawful; or
•	Circumstances outside the control of the Trustee, the Sponsor or the Custodian make it, for all practical purposes, not feasible to process creations of Baskets.

None of the Trustee, the Sponsor or the Custodian will be liable for the rejection of any purchase order or Creation Basket Deposit.

REDEMPTION PROCEDURES

The procedures by which an Authorized Participant can redeem one or more Baskets will mirror the procedures for the creation of Baskets. On any business day, an Authorized Participant may place an order with the Trustee to redeem one or more Baskets. A redemption order is effective on the date it is received in satisfactory form by the Trustee. These redemption procedures allow Authorized Participants to redeem Baskets and do not entitle an individual Shareholder to redeem any Shares in an amount less than a Basket, or to redeem Baskets other than through an Authorized Participant.

By placing a redemption order, an Authorized Participant agrees to deliver the Shares to be redeemed to the Trust not later than the third business day following the effective date of the redemption order. Prior to the delivery of the redemption distribution for a redemption order, the Authorized Participant must also have wired to the Trustee the non-refundable transaction fee due for the redemption order.

Determination of redemption distribution

The redemption distribution from the Trust will consist of (1) a credit to the redeeming Authorized Participant's Authorized Participant Unallocated Account representing the gold held by the Trust

Creation and Redemption of Shares

evidenced by the Shares being redeemed plus or minus (2) the cash redemption amount. The cash redemption amount is equal to the value of all assets of the Trust other than gold less all accrued expenses and other liabilities, divided by the number of Baskets outstanding and multiplied by the number of Baskets included in the Authorized Participant's redemption order. The Trustee will distribute any positive cash redemption amount through DTC to the account of the Authorized Participant as recorded on DTC's book entry system. If the cash redemption amount is negative, the credit to the Authorized Participant Unallocated Account will be reduced by the number of ounces of gold equal in value to the negative cash redemption amount, determined at the price of gold used in calculating the NAV of the Trust for the redemption order date. The Sponsor anticipates that in the ordinary course of the Trust's operations there will be no cash distributions made to Authorized Participants upon redemptions. Fractions of an ounce of gold included in the redemption distribution smaller than 0.001 of an ounce are disregarded. Redemption distributions will be subject to the deduction of any applicable tax or other governmental charges which may be due.

Delivery of redemption distribution

The redemption distribution due from the Trust will be delivered to the Authorized Participant on the third business day following the redemption order date if, by 9:00 AM New York time on such third business day, the Trustee's DTC account has been credited with the Baskets to be redeemed and, if the Trustee's DTC account has not been so credited by such time, the redemption distribution will be delivered to the extent of whole Baskets received. Any remainder of the redemption distribution will be delivered on the next business day to the extent of remaining whole Baskets received if the Trustee receives the fee applicable to the extension of the redemption distribution date as the Trustee may, from time to time, determine and the remaining Baskets to be redeemed are credited to the Trustee's DTC account by 9:00 AM New York time on such next business day. Any further outstanding amount of the the redemption order shall be cancelled. The Trustee is also authorized to deliver the redemption distribution notwithstanding that the Baskets to be redeemed are not credited to the Trustee's DTC account by 9:00 AM New York time on the third business day following the redemption order date if the Authorized Participant has collateralized its obligation to deliver the Baskets on such terms as the Sponsor and the Trustee may from time to time agree upon.

The Custodian will transfer the redemption gold amount from the Trust Allocated Account to the Trust Unallocated Account and, thereafter, to the redeeming Authorized Participant's Authorized Participant Unallocated Account. The Authorized Participant is solely at risk for the redemption gold amount credited to its Authorized Participant Unallocated Account.

Similar to the allocation of gold to the Trust Allocated Account which occurs upon a purchase order, if in transferring gold from the Trust Allocated Account to the Trust Unallocated Account in connection with a redemption order there is an excess amount of gold transferred to the Trust Unallocated Account, the excess over the gold redemption amount will be held in the Trust Unallocated Account. The Custodian will follow practices designed to minimize the amount of gold held in the Trust Unallocated Account; generally, no more than 430 ounces of gold will be held in the Trust Unallocated Account at the close of each business day.

Suspension or rejection of redemption orders

The Trustee may, in its discretion, and will when directed by the Sponsor, suspend the right of redemption, or postpone the redemption settlement date, (1) for any period during which the NYSE is closed other than customary weekend or holiday closings, or trading on the NYSE is suspended or restricted, (2) for any period during which an emergency exists as a result of which delivery, disposal or evaluation of gold is not reasonably practicable, or (3) for such other period as the Sponsor determines to be necessary for the protection of the Shareholders. None of the Sponsor, the Trustee or the Custodian will be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

The Trustee will reject a redemption order if the order is not in proper form as described in the Participant Agreement or if the fulfillment of the order, in the opinion of its counsel, might be unlawful.

Creation and Redemption of Shares

CREATION AND REDEMPTION TRANSACTION FEE

To compensate the Trustee for services in processing the creation and redemption of Baskets, an Authorized Participant will be required to pay a transaction fee to the Trustee of $2,000 per order to create or redeem Baskets. An order may include multiple Baskets. The transaction fee may be reduced, increased or otherwise changed by the Trustee with the consent of the Sponsor. The Trustee shall notify DTC of any agreement to change the transaction fee and will not implement any increase in the fee for the redemption of Baskets until 30 days after the date of the notice. A transaction fee may not exceed 0.10% of the value of a Basket at the time the creation and redemption order is accepted.

TAX RESPONSIBILITY

Authorized Participants are responsible for any transfer tax, sales or use tax, recording tax, value added tax or similar tax or governmental charge applicable to the creation or redemption of Baskets and agree to indemnify the Sponsor, the Trustee and the Trust if they are required by law to pay any such tax.

Description of the Trust Indenture

The Trust operates under the terms of the Trust Indenture, dated as of             , 2004, between the Sponsor and the Trustee. A copy of the Trust Indenture is available for inspection at the Trustee's office. The following is a description of the material terms of the Trust Indenture.

THE SPONSOR

This section summarizes some of the important provisions of the Trust Indenture which apply to the Sponsor. For a general description of the Sponsor's role concerning the Trust, see "The Sponsor – The Sponsor's Role."

Liability of sponsor and indemnification

The Sponsor will not be liable to the Trustee or any Shareholder for any action taken or for refraining from taking any action in good faith, or for errors in judgment or for depreciation or loss incurred by reason of the sale of any gold or other assets of the Trust. However, the preceding liability exclusion will not protect the Sponsor against any liability resulting from its own gross negligence, bad faith, willful misconduct or willful malfeasance in the performance of its duties or the reckless disregard of its obligations and duties to the Trust.

The Sponsor and its directors, shareholders, officers, employees, affiliates and subsidiaries will be indemnified from the Trust and held harmless against any loss, liability or expense incurred without gross negligence, bad faith, willful misconduct, willful malfeasance or reckless disregard of the indemnified party's obligations and duties under the Trust Indenture. Such indemnity includes payment from the Trust of the costs and expenses incurred in defending against any claim or liability under the Trust Indenture. Any amounts payable to the Sponsor will be secured by a lien on the Trust.

The Sponsor has agreed to indemnify the Initial Purchaser against certain claims described under "Risk Factors – The Trust's obligation to reimburse the Initial Purchaser for certain liabilities in the event the Sponsor fails to indemnify the Initial Purchaser could adversely affect an investment in the Shares." To the extent the Sponsor does not make such indemnification, the indemnification may be paid from the assets of the Trust.

The Sponsor may resign its position as sponsor at any time by delivering to the Trustee an executed instrument of resignation. The resignation will not become effective until the earlier of the time when (1)  the Trustee appoints a successor sponsor to assume, with appropriate compensation from the Trust, the duties and obligations of the Sponsor, (2) the Trustee agrees to act as sponsor without appointing a successor sponsor, or (3) the Trustee terminates and liquidates the Trust. Any successor sponsor must be satisfactory to the Trustee. Upon effective resignation, the Sponsor will be discharged and will no longer be liable in any manner except as to acts or omissions occurring prior to such resignation, and the new sponsor will then undertake and perform all duties and be entitled to all rights and compensation as sponsor under the Trust Indenture.

If the Sponsor fails to undertake or perform or becomes incapable of undertaking or performing any of its duties required under the Trust Indenture, and the failure is not cured within 15 business days following receipt of notice from the Trustee of the failure, or if the Sponsor is adjudged bankrupt or insolvent, or a receiver of the Sponsor or of its property is appointed, or a trustee or liquidator or any public officer takes charge or control of the Sponsor or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, the Trustee may do any one or more of the following: (1) appoint a successor sponsor to assume, with such compensation from the Trust as the Trustee may deem reasonable under the circumstances, the duties and obligations of the resigning Sponsor, (2) agree to act as sponsor without appointing a successor sponsor, or (3) terminate and liquidate the Trust. The Trustee has no obligation to appoint a successor sponsor or to assume the duties of the Sponsor and will have no liability to any person because the Trust is terminated as described in the preceding sentence.

The Sponsor may transfer all or substantially all of its assets to an entity which carries on the business of the Sponsor, if at the time of the transfer the successor assumes all of the obligations of the Sponsor under the Trust Indenture and the Sponsor will then be relieved of all further liability.

Description of the Trust Indenture

THE TRUSTEE

This section summarizes some of the important provisions of the Trust Indenture which apply to the Trustee. For a general description of the Trustee's role concerning the Trust, see "The Trustee – The Trustee's Role."

Qualifications of the trustee

The Trustee and any successor trustee must be (1) a bank, trust company, corporation or national banking association organized and doing business under the laws of the United States or any of its states, authorized under such laws to exercise corporate trust powers, (2) a participant in DTC or such other securities depository as shall then be acting and (3), unless counsel to the Sponsor, the appointment of which is acceptable to the Trustee, determines that such requirement is not necessary for the exception under Section 408(m)(3)(B) of the United States Internal Revenue Code of 1986, as amended (Code), to apply, a banking institution as defined in Section 408(n) of the Code. The Trustee and any successor trustee must have, at all times, an aggregate capital, surplus, and undivided profits of not less than $500 million.

General duty of care of trustee

The Trustee will not be under any duty to give the property held by it under the Trust Indenture any greater degree of care than it gives its own similar property.

Limitation on trustee's liability

The Trustee will not be liable for the disposition of gold or moneys, or in respect of any evaluation which it makes under the Trust Indenture or otherwise, or for any action taken or omitted or for any loss or injury resulting from its actions or its performance or lack of performance of its duties under the Trust Indenture in the absence of gross negligence or willful misconduct on its part. In no event will the Trustee be liable for acting in accordance with or conclusively relying upon any instruction, notice, demand, certificate or document from the Sponsor, an Authorized Participant or any entity acting on their behalf which the Trustee believes is given as authorized by the Trust Indenture. The Trustee will not be liable for any indirect, consequential, punitive or special damages, regardless of the form of action and whether or not any such damages were foreseeable or contemplated, or for an amount in excess of the value of the Trust's assets.

Trustee's liability for custodial services and agents

The Trustee will not be answerable for the default of the Custodian or any other custodian of the Trust's gold employed at the direction of the Sponsor or selected by the Trustee with reasonable care. The Trustee may also employ custodians for Trust assets other than gold, agents, attorneys, accountants, auditors and other professionals and shall not be answerable for the default or misconduct of any of them if they were selected with reasonable care. The fees and expenses charged by custodians for the custody of gold and related services, agents, attorneys, accountants, auditors or other professionals, and expenses reimbursable to any custodian under a custody agreement authorized by the Trust Indenture, exclusive of fees for services to be performed by the Trustee, will be expenses of the Trust. Fees paid for the custody of assets other than gold will be an expense of the Trustee.

Taxes

The Trustee will not be personally liable for any taxes or other governmental charges imposed upon the gold or its custody, moneys or other Trust assets, or on the income therefrom or the sale or proceeds of the sale thereof, or upon it as Trustee or upon or in respect of the Trust or the Shares. For all such taxes and charges and for any expenses, including counsel's fees, which the Trustee may sustain or incur with respect to such taxes or charges, the Trustee will be reimbursed and indemnified out of the Trust's assets and the payment of such amounts shall be secured by a lien on the Trust.

Indemnification of the trustee

The Trustee and its directors, shareholders, officers, employees, agents and affiliates will be indemnified from the Trust's assets against any loss, liability or expense (1) in connection with the acceptance or

Description of the Trust Indenture

administration of the Trust and any actions taken in accordance with the Trust Indenture or the administration of the Trust or in connection with any offer or sale of Shares incurred without (A) gross negligence, bad faith, willful misconduct and willful malfeasance on the part of the indemnified party and without (B) reckless disregard on the part of the indemnified party of its obligations and duties under the Trust Indenture or (2) related to any filings or submissions, or the failure to make any filings or submissions, with the SEC concerning the Shares, except where the loss, liability or expense arises out of any written information provided by the Trustee to the Sponsor for any such filings or submissions. Such indemnity shall include payment from the Trust of the costs and expenses incurred by the indemnified party in investigating or defending itself against any claim or liability. Any amounts payable to an indemnified party may be payable in advance or will be secured by a lien on the Trust.

Indemnity for actions taken to protect the trust

The Trustee is under no obligation to appear in, prosecute or defend any action that in its opinion may involve it in expense or liability, unless it is furnished with reasonable security and indemnity against the expense or liability. The Trustee's costs resulting from the Trustee's appearance in, prosecution of or defense of any such action are deductible from and will constitute a lien against the Trust's assets. Subject to the preceding conditions, the Trustee shall, in its discretion, undertake such action as it may deem necessary to protect the Trust and the rights and interests of all Shareholders pursuant to the terms of the Trust Indenture.

Protection for amounts due to trustee

If any fees or costs owed to the Trustee under the Trust Indenture are not paid when due, the Trustee may sell or otherwise dispose of any Trust assets (including gold) and pay itself from the proceeds. As security for all obligations owed to the Trustee under the Trust Indenture, the Sponsor, each Authorized Participant and each Shareholder grants the Trustee a continuing security interest in, and a lien on, the Trust's assets and all Trust distributions.

Holding of trust property other than gold

The Trustee will hold and record the ownership of the Trust's assets in such a manner so that they will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the Trustee or its creditors, except a claim for payment of services, advances, indemnities and expenses by the Trustee in providing services as trustee or, in the case of cash deposits held by the Trustee, liens or rights in favor of creditors of the Trustee arising under bankruptcy, insolvency or similar laws.

The Trustee will hold any money the Trust receives, without interest, as a deposit for the account of the Trust in accordance with the provisions of the Trust Indenture, until it is required to be disbursed. Any Trust assets other than gold or cash will be held by the Trustee either directly or through the Federal Reserve Treasury Book Entry System for United States and federal agency securities (Book Entry System), DTC, or through any other clearing agency or similar system (Clearing Agency), if available. The Trustee will have no responsibility or liability for the actions or omissions of the Book Entry System, DTC or any Clearing Agency.

Resignation, discharge or removal of trustee; successor trustees

The Trustee may resign by executing an instrument of resignation, filing it with the Sponsor, and mailing a copy of a notice of its resignation to all DTC Participants for distribution to the Shareholders not less than 60 days before the date when the resignation is to take effect.

The Sponsor may remove the Trustee and appoint a successor Trustee if it determines that (1) the Trustee is guilty of willful misconduct or malfeasance or willful disregard of its duties under the Trust Indenture, (2) the Trustee has acted in bad faith in performing its duties under the Trust Indenture, (3) there has occurred a material deterioration in the creditworthiness of the Trustee or (4) there has occurred one or more negligent acts or omissions on the part of the Trustee which have a material adverse effect, either singly or together, on the Trust or the interests of the Shareholders and the Trustee has not, within 15 days of receipt of the Sponsor's notice of such material adverse effect, (A) cured such material adverse effect or responded to the notice explaining the steps it will take to cure such material adverse effect and

Description of the Trust Indenture

cures such material adverse effect within 30 days from the date of the notice and (B) established, to the Sponsor's satisfaction, that such act or omission (or acts or omissions) will not recur. Shareholders representing at least 66 2/3% of the Shares then outstanding may at any time remove the Trustee.

If the Trustee does not meet the qualification for a trustee under the Trust Indenture, fails to undertake or perform or becomes incapable of undertaking or performing any of its duties required under the Trust Indenture, and the failure is not cured within 15 business days following receipt of notice from the Sponsor of the failure, or is adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property is appointed, or a trustee or liquidator or any public officer takes charge or control of the Trustee or of its property or affairs for the purposes of rehabilitation, conservation or liquidation, then, in any such case, the Sponsor will remove the Trustee.

Upon receiving notice of resignation or upon the removal of the Trustee, the Sponsor shall use its best efforts promptly to appoint a successor trustee in the manner and meeting the qualifications provided in the Trust Indenture, by written instrument or instruments delivered to the resigning Trustee and the successor trustee.

Any resignation or removal of a trustee and appointment of a successor trustee will become effective upon the acceptance of appointment by the successor trustee. Notice of the appointment of a successor trustee shall be mailed promptly after acceptance of the appointment by the successor trustee to all DTC Participants for distribution to the Shareholders.

Upon effective resignation or removal, the retiring trustee will be discharged from liability under the Trust Indenture except as to acts or omissions occurring prior to such resignation or removal.

If the Trustee is removed or resigns and no successor trustee is appointed within 60 days after the date notice of removal is received by the Trustee or the date the Trustee issues its notice of resignation, the Trustee will terminate and liquidate the Trust.

THE CUSTODIAN AND CUSTODY OF THE TRUST'S GOLD

This section summarizes some of the important provisions of the Trust Indenture which apply to the Custodian and the custody of the Trust's gold. For a general description of the Custodian's role, see "The Custodian – The Custodian's Role." For more information on the custody of the Trust's gold, see "Custody of the Trust's Gold" and "Description of the Custody Agreements."

The Trustee has, on behalf of the Trust, entered into the Custody Agreements with the Custodian under which the Custodian will maintain the Trust Allocated Account and the Trust Unallocated Account.

The Trustee has determined that, subject to the limitations and shortcomings that are described under "Risk Factors" and "Custody of the Trust's Gold," the Custody Agreements establishing the Trust Allocated Account and Trust Unallocated Account protect the Trust and the interests of the Shareholders. Prior to the initial deposit of gold with a custodian which is in addition to or in lieu of the Custodian, the Trustee will determine that the relevant custody agreement and related custody arrangements include provisions intended to assure the safe custody of the gold held by the custodian.

The Trustee is responsible for monitoring the performance of each custodian and for enforcing the obligations of each custodian as is necessary to protect the Trust and the rights and interests of the Shareholders. In the event that the Trustee determines that the maintenance of gold with a particular custodian is not in the best interests of the Shareholders, the Trustee will so advise the Sponsor and take such reasonable action as the Sponsor will direct, or, if the Sponsor has not given direction within one business day, the Trustee will initiate action to remove the gold from the custody of such custodian or take such other action as the Trustee determines appropriate to safeguard the interests of the Shareholders. However, see "The Trustee – The Trustee's Role" for a description of limitations on the ability of the Trustee to monitor the performance of the Custodian. The Trustee shall have no liability for any such action taken at the direction of the Sponsor or, in the absence of such direction, any action taken by it in good faith.

Appointment and removal of custodians

The Sponsor may direct the Trustee to employ one or more other custodians in addition to or in replacement of the Custodian, provided that the Sponsor may not direct the employment of a successor

Description of the Trust Indenture

custodian or an additional custodian without the Trustee's consent if the employment would have a material adverse effect on the Trustee's ability to perform its duties. The Trustee may, with the prior approval of the Sponsor, also employ one or more other custodians selected by the Trustee for the safekeeping of gold and services in connection with the deposit and delivery of gold.

VALUATION OF GOLD, DEFINITION OF NET ASSET VALUE AND ADJUSTED NET ASSET VALUE

As of the London PM Fix on each day that the NYSE is open for regular trading or, if there is no London PM Fix on such day or the London PM Fix has not been announced by 12:00 PM New York time on such day, as of 12:00 PM New York time on such day (Evaluation Time), the Trustee will evaluate the gold held by the Trust and determine both the ANAV and the NAV of the Trust.

On each evaluation day, the Trustee will value the Trust's gold on the basis of that day's London PM Fix or, if no London PM Fix is made on such day or has not been announced by the Evaluation Time, the next most recent London fix (AM or PM) determined prior to the Evaluation Time will be used, unless the Trustee, in consultation with the Sponsor, determines that such price is inappropriate as a basis for evaluation. See "Operation of the Gold Bullion Market – The London Bullion Market" for a description of the London PM Fix.

Once the value of the gold has been determined, the Trustee will subtract all accrued fees (other than the fees to be computed by reference to the value of the Trust's assets), expenses and other liabilities of the Trust from the total value of the gold and all other assets of the Trust (other than any amounts credited to the Trust's reserve account, if established). The resulting figure is the ANAV of the Trust. The ANAV of the Trust is used to compute the Trustee's and the Sponsor's fees.

To determine the Trust's NAV, the Trustee will subtract the amount of accrued fees computed from the value of the Trust's assets using the ANAV of the Trust from the ANAV amount. The Trustee will also determine the NAV per Share by dividing the NAV of the Trust by the number of the Shares outstanding as of the close of trading on the NYSE.

The Sponsor and the Shareholders may rely on any evaluation furnished by the Trustee, and the Sponsor will have no responsibility for the evaluation's accuracy. The determinations the Trustee makes will be made in good faith upon the basis of, and the Trustee will not be liable for any errors contained in, information reasonably available to it. The Trustee will not be liable to the Sponsor, DTC, the Shareholders or any other person for errors in judgment. However, the preceding liability exclusion will not protect the Trustee against any liability resulting from willful misfeasance, willful misconduct, bad faith or gross negligence in the performance of its duties or the reckless disregard of its obligations and duties.

EXPENSES OF THE TRUST

The Trustee has agreed to forego its fee and assume all ordinary expenses of the Trust through the 30th day following the commencement of trading of the Shares on the NYSE. Thereafter, until the first anniversary of the commencement of trading of the Shares on the NYSE, the Trustee will reduce its fee and bear the ordinary expenses of the Trust to the extent that the aggregate annual ordinary expenses of the Trust exceed 0.30% of the average daily value of the Trust assets (without deduction of any Trust expenses). The remaining expenses of the Trust during its first year of operation, and all expenses of the Trust after the first year of operation, will be paid by the Trust through the sale of the Trust's gold by the Trustee.

Trustee's fee and expenses

Subject to the periods described above when the Trustee receives no fee or a reduced fee, the Trustee will receive an annual fee which is based on the daily ANAV of the Trust. The annual fee is equal to 0.02% of the first $10 billion of value, provided that the Trustee will not receive less than $500,000 per year. The Trustee's fee is payable monthly in arrears and may be changed by the Trustee and Sponsor in good faith to account for significant changes in the Trust's administration or the Trustee's duties.

Description of the Trust Indenture

Subject to the periods described above when the Trustee will bear all or part of the Trust's expenses, the Trustee shall also charge the Trust for its expenses and disbursements incurred in connection with the Trust (including the expenses of the Custodian paid by the Trustee), exclusive of fees of agents for services to be performed by the Trustee, and for any extraordinary services performed by the Trustee for the Trust.

Sponsor's fee and expenses

When the ANAV of the Trust first reaches $1 billion (but not prior to the 31st day following commencement of trading of the Shares on the NYSE), the Sponsor will receive an annual fee as compensation for its services to the Trust in the amount of 0.05% of the daily ANAV of the Trust. The fee, which may not exceed the actual costs to the Sponsor of providing such services, will be payable monthly in arrears. The Sponsor will also receive reimbursement for all of its disbursements and expenses incurred in connection with the Trust (exclusive of its ordinary disbursements and expenses incurred through the 30th day following commencement of trading of the Shares on the NYSE).

Other expenses

In addition, the following expenses are or may be charged to the Trust:

•	Expenses of custody, deposit or delivery of gold (other than expenses borne by Authorized Participants) and disbursements charged by and indemnification due any Custodian;
•	Fees of the Trustee for extraordinary services;
•	Various governmental charges and any taxes, fees and charges payable by the Trustee with respect to the creation or redemption of Baskets;
•	Expenses and costs of any action taken by the Trustee or the Sponsor to protect the Trust and the rights and interests of Shareholders;
•	Amounts for indemnification of the Trustee or the Sponsor as permitted under the Trust Indenture;
•	Amounts for indemnification of the Initial Purchaser against certain claims described under "Risk Factors – The Trust's obligation to reimburse the Initial Purchaser for certain liabilities in the event the Sponsor fails to indemnify the Initial Purchaser could adversely affect an investment in the Shares."
•	Expenses incurred in contacting Shareholders;
•	Legal and auditing expenses, and the compensation paid to agents properly employed by the Trustee;
•	Fees paid to DTC for custody of the Shares;
•	Federal and state annual fees in keeping the registration of the Shares on a current basis for the issuance of Baskets;
•	Expenses of the Sponsor relating to the printing and distribution of marketing materials describing the Trust and the Shares; and
•	Stationery, postage and all other out-of-pocket expenses of the Trust not otherwise stated above incurred by the Trustee, the Sponsor or the Custodian or any additional or successor custodian pursuant to actions permitted or required under the Trust Indenture.

SALES OF GOLD

The Trustee will at the direction of the Sponsor or in its own discretion sell the Trust's gold as necessary to pay the Trust's expenses. When selling gold to pay expenses, the Trustee will endeavor to sell the smallest amounts of gold needed to pay expenses in order to minimize the Trust's holdings of assets other than gold. Unless otherwise directed by the Sponsor, when selling gold the Trustee will endeavor to sell at the price established by the London PM Fix. The Trustee will place orders with dealers (which may include the Custodian) through which the Trustee expects to receive the most favorable price and

Description of the Trust Indenture

execution of orders. Neither the Trustee nor the Sponsor is liable for depreciation or loss incurred by reason of any sale. See "United States Federal Tax Consequences – Taxation of US Shareholders" for information on the tax treatment of gold sales.

The Trustee will also sell the Trust's gold if the Sponsor notifies the Trustee that sale is required by applicable law or regulation or in connection with the termination and liquidation of the Trust. The Trustee will not be liable or responsible in any way for depreciation or loss incurred by reason of any sale of gold directed by the Sponsor.

Any property received by the Trust other than gold, cash or an amount receivable in cash (such as, for example, an insurance claim) will be promptly sold or otherwise disposed of by the Trustee at the direction of the Sponsor and the resulting proceeds will be credited to the Trust's cash account.

Cash account and reserve account

The Trustee will maintain a cash account for the Trust in which proceeds of gold sales and other cash received by the Trustee on behalf of the Trust will be held. On each business day, the Trustee will report the balance of the cash account to the Sponsor. The Trustee may withdraw funds from the cash account to establish a reserve account for any taxes, other governmental charges and contingent or future liabilities.

The Trustee will deduct its fee from the cash account monthly in arrears. The Trustee will charge the cash account its disbursements for payment of expenses at such times as the Trustee determines convenient in its administration of the Trust.

THE SECURITIES DEPOSITORY; BOOK-ENTRY-ONLY SYSTEM; GLOBAL SECURITY

DTC will act as securities depository for the Shares. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of transactions in such securities among the DTC Participants through electronic book-entry changes. This eliminates the need for physical movement of securities certificates. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own DTC. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly. DTC agrees with and represents to its participants that it will administer its book-entry system in accordance with its rules and by-laws and requirements of law.

Individual certificates will not be issued for the Shares. Instead, a global certificate will be signed by the Trustee and the Sponsor on behalf of the Trust, registered in the name of Cede & Co., as nominee for DTC, and deposited with the Trustee on behalf of DTC. The global certificate will evidence all of the Shares outstanding at any time. The representations, undertakings and agreements made on the part of the Trust in the global security are made and intended for the purpose of binding only the Trust and not the Trustee or the Sponsor individually.

Upon the settlement date of any creation, transfer or redemption of Shares, DTC will credit or debit, on its book-entry registration and transfer system, the amount of the Shares so created, transferred or redeemed to the accounts of the appropriate DTC Participants. The Trustee and the DTC Participants will designate the accounts to be credited and charged in the case of creation or redemption of Shares.

Beneficial ownership of the Shares will be limited to DTC Participants, Indirect Participants and persons holding interests through DTC Participants and Indirect Participants. Owners of beneficial interests in the Shares will be shown on, and the transfer of ownership will be effected only through, records maintained by DTC (with respect to DTC Participants), the records of DTC Participants (with respect to Indirect Participants, and the records of Indirect Participants (with respect to beneficial owners that are not DTC Participants or Indirect Participants). Beneficial owners are expected to receive from or through the DTC Participant a written confirmation relating to their purchase of the Shares.

Description of the Trust Indenture

Shareholders may transfer the Shares through DTC by instructing the DTC Participant or Indirect Participant through which the Shareholders hold their Shares to transfer the Shares. Transfers will be made in accordance with standard securities industry practice.

DTC may decide to discontinue providing its service with respect to Baskets and/or the Shares by giving notice to the Trustee and the Sponsor. Under such circumstances, the Trustee and the Sponsor will either find a replacement for DTC to perform its functions at a comparable cost or, if a replacement is unavailable, terminate the Trust.

The rights of the Shareholders generally must be exercised by DTC Participants acting on their behalf in accordance with the rules and procedures of DTC.

SHARE SPLITS

If the Sponsor believes that the per Share price in the secondary market for Shares has fallen outside a desirable trading price range, the Sponsor may direct the Trustee to declare a split or reverse split in the number of Shares outstanding and to make a corresponding change in the number of Shares constituting a Basket.

BOOKS AND RECORDS

The Trustee will keep proper books of record and account of the Trust at its office located in New York or such office as it may subsequently designate upon notice. These books and records are open to inspection by any person who establishes to the Trustee's satisfaction that such person is a Shareholder upon reasonable advance notice at all reasonable times during the usual business hours of the Trustee.

The Trustee will keep a copy of the Trust Indenture on file in its office which will be available for inspection on reasonable advance notice at all reasonable times during its usual business hours by any Shareholder.

STATEMENTS, FILINGS AND REPORTS

At the end of each fiscal year, the Trustee will furnish to DTC Participants for distribution to each person who is a Shareholder at the end of the fiscal year an annual report containing the Trust's audited financial statements and other information about the Trust. The Trustee will also prepare, or cause to be prepared, such periodic reports of sales of the Trust's gold, on Forms 8-K or otherwise, as are required of the Trust by the Exchange Act, and the cost of such preparation shall be an expense of the Trust. The Sponsor is responsible for the registration and qualification of the Shares under the federal securities laws and any other securities and blue sky laws of the US or any other jurisdiction as the Sponsor may select. The Sponsor will also prepare, or cause to be prepared, and file any periodic reports or updates required under the Exchange Act other than the reports to be prepared and filed by the Trustee. The registration and qualification costs and the costs of the periodic reports prepared and filed by the Sponsor will be an expense of the Trust.

The accounts of the Trust will be audited, as required by law and as may be directed by the Sponsor, by independent certified public accountants designated from time to time by the Sponsor. The cost of such audits will be an expense of the Trust. The accountants report will be furnished by the Trustee to Shareholders upon request.

The Trustee will make such elections, file such tax returns, and prepare, disseminate and file such tax reports, as it is advised by its counsel or accountants are from time to time required by any applicable statute, rule or regulation.

FISCAL YEAR

The fiscal year of the Trust will initially be the calendar year. The Sponsor may select an alternate fiscal year.

TERMINATION OF THE TRUST

The Sponsor may direct the Trustee to terminate and liquidate the Trust at any time after the first anniversary of the Trust's inception when the NAV of the Trust is less than $350 million. The Trustee may also terminate the Trust upon the agreement of Shareholders owning at least 66 2/3% of the outstanding Shares.

Description of the Trust Indenture

The Trustee will terminate and liquidate the Trust if any of the following events occurs:

•	DTC is unwilling or unable to perform its functions under the Trust Indenture and the Sponsor determines that no suitable replacement is available;
•	The Shares are de-listed from the NYSE and are not listed for trading on another US national securities exchange or through the Nasdaq Stock Market within five business days from the date the Shares are de-listed;
•	The NAV of the Trust remains less than $50 million for a period of 50 consecutive business days at any time after the first 90 days of the Shares being traded on the NYSE;
•	The Sponsor is unable to perform its duties or becomes bankrupt or insolvent and the Trustee has not appointed a successor and has not itself agreed to act as sponsor of the Trust;
•	The Sponsor resigns and the Trustee has not appointed a successor and has not itself agreed to act as sponsor of the Trust within 60 days from the resignation notification date;
•	The Trustee resigns or is removed and no successor trustee is appointed by the Sponsor within 60 days from the resignation or removal notification date;
•	The Custodian resigns and no successor custodian is employed within 60 days from the resignation notification date; or
•	The sale of all of the Trust's assets.

The Trustee will give a notice of the termination of the Trust to DTC Participants for distribution to the Shareholders at least 20 days prior to the termination of the Trust. The Trustee will, within a reasonable time after the termination of the Trust, sell the Trust's gold and, after payment of outstanding liabilities and establishment of any reserves deemed appropriate by the Trustee for applicable taxes, other governmental charges or contingent or future liabilities, distribute the proceeds to Shareholders. The Trustee is not required to invest any proceeds it holds for distribution to the Shareholders, unless the Sponsor directs that the proceeds will be invested pending distribution.

AMENDMENTS

The Trust Indenture can be amended by the Sponsor and the Trustee without the Shareholders' consent in order to (1) correct any ambiguities, defects or inconsistencies in the Trust Indenture or to address other matters or questions arising under the Trust Indenture in a manner that will not materially adversely affect the interests of Shareholders, and (2) make any change required by the SEC. The Trust Indenture may also be amended by the Sponsor and the Trustee with the consent of Shareholders representing at least 51% of the Shares outstanding. However, the Trust Indenture may not be amended without the consent of all of the Shareholders if the amendment would (1) permit the acquisition of any asset other than gold and cash acquired in accordance with the Trust Indenture, (2) reduce the interest of any Shareholder in the Trust, or (3) reduce the percentage of Shareholders required to consent to the amendment. The Trustee shall provide each DTC Participant with copies of a notice of any amendment for the DTC Participant to distribute to the Shareholders for whom the DTC Participant holds Shares.

GOVERNING LAW; CONSENT TO NEW YORK JURISDICTION

The Trust Indenture, and the rights of the Sponsor, the Trustee, DTC (as registered owner of the Trust's global certificate for Shares) and the Shareholders under the Trust Indenture, are governed by the laws of the State of New York. The Sponsor, the Trustee and DTC and, by accepting Shares, each DTC Participant and each Shareholder, consents to the jurisdiction of the courts of the State of New York and any federal courts located in the borough of Manhattan in New York City. Such consent in not required for any person to assert a claim of New York jurisdiction over the Sponsor or the Trustee.

United States Federal Tax Consequences

The following discussion of the material United States federal income tax consequences that generally will apply to the purchase, ownership and disposition of Shares by a US Shareholder (as defined below), and certain United States federal income, gift and estate tax consequences that may apply to an investment in Shares by a Non-US Shareholder (as defined below), represents, insofar as it describes conclusions as to US federal tax law and subject to the limitations and qualifications described therein, the opinion of Carter, Ledyard & Milburn LLP, special United States federal tax counsel to the Sponsor. The discussion below is based on the Code, Treasury Regulations promulgated under the Code and judicial and administrative interpretations of the Code, all as in effect on the date of this prospectus and all of which are subject to change either prospectively or retroactively. The tax treatment of Shareholders may vary depending upon their own particular circumstances. Certain Shareholders (including broker-dealers, traders or other investors with special circumstances) may be subject to special rules not discussed below. In addition, the following discussion applies only to investors who will hold Shares as "capital assets" within the meaning of section 1221 of the Code. Moreover, the discussion below does not address the effect of any state, local or foreign tax law on an owner of Shares. Purchasers of Shares are urged to consult their own tax advisors with respect to all federal, state, local and foreign tax law considerations potentially applicable to their investment in Shares.

For purposes of this discussion, a "US Shareholder" is a Shareholder that is:

•	An individual who is treated as a citizen or resident of the United States for US federal income tax purposes;
•	A corporation or partnership created or organized in or under the laws of the United States or any political subdivision thereof;
•	An estate, the income of which is includible in gross income for US federal income tax purposes regardless of its source; or
•	A trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more US persons have the authority to control all substantial decisions of the trust.

A Shareholder that is not a US Shareholder as defined above is considered a "Non-US Shareholder" for purposes of this discussion.

TAXATION OF THE TRUST

The Trust will be classified as a "grantor trust" for US federal income tax purposes. As a result, the Trust itself will not be subject to US federal income tax. Instead, the Trust's income and expenses will "flow through" to the Shareholders, and the Trustee will report the Trust's income, gains, losses and deductions to the Internal Revenue Service (IRS) on that basis.

TAXATION OF US SHAREHOLDERS

Shareholders generally will be treated, for US federal income tax purposes, as if they directly owned a pro rata share of the underlying assets held in the Trust. Shareholders also will be treated as if they directly received their respective pro rata shares of the Trust's income, if any, and as if they directly incurred their respective pro rata shares of the Trust's expenses. In the case of a Shareholder that purchases Shares for cash, its initial tax basis in its pro rata share of the assets held in the Trust at the time it acquires its Shares will be equal to its cost of acquiring the Shares. In the case of a Shareholder that acquires its Shares as part of a creation, the delivery of gold to the Trust in exchange for the underlying gold represented by the Shares will not be a taxable event to the Shareholder, and the Shareholder's tax basis and holding period for the Shareholder's pro rata share of the gold held in the Trust will be the same as its tax basis and holding period for the gold delivered in exchange therefor. For purposes of this discussion, it is assumed that all of a Shareholder's Shares are acquired on the same date, at the same price per Share and, except where otherwise noted, that the sole asset of the Trust is gold.

United States Federal Tax Consequences

When the Trust sells gold, for example to pay expenses, a Shareholder generally will recognize gain or loss in an amount equal to the difference between (a) the Shareholder's pro rata share of the amount realized by the Trust upon the sale and (b) the Shareholder's tax basis for its pro rata share of the gold that was sold. A Shareholder's tax basis for its share of any gold sold by the Trust generally will be determined by multiplying the Shareholder's total basis for its share of all of the gold held in the Trust immediately prior to the sale, by a fraction the numerator of which is the amount of gold sold, and the denominator of which is the total amount of the gold held in the Trust immediately prior to the sale. After any such sale, a Shareholder's tax basis for its pro rata share of the gold remaining in the Trust will be equal to its tax basis for its share of the total amount of the gold held in the Trust immediately prior to the sale, less the portion of such basis allocable to its share of the gold that was sold.

Upon a Shareholder's sale of some or all of its Shares, the Shareholder will be treated as having sold the portion of its pro rata share of the gold held in the Trust at the time of the sale that is attributable to the Shares sold. Accordingly, the Shareholder generally will recognize gain or loss on the sale in an amount equal to the difference between (a) the amount realized pursuant to the sale of the Shares, and (b) the Shareholder's tax basis for the portion of its pro rata share of the gold held in the Trust at the time of sale that is attributable to the Shares sold, as determined in the manner described in the preceding paragraph.

A redemption of some or all of a Shareholder's Shares in exchange for the underlying gold represented by the Shares redeemed generally will not be a taxable event to the Shareholder. The Shareholder's tax basis for the gold received in the redemption generally will be the same as the Shareholder's tax basis for the portion of its pro rata share of the gold held in the Trust immediately prior to the redemption that is attributable to the Shares redeemed. The Shareholder's holding period with respect to the gold received should include the period during which the Shareholder held the Shares redeemed. A subsequent sale of the gold received by the Shareholder will be a taxable event.

After any sale or redemption of less than all of a Shareholder's Shares, the Shareholder's tax basis for its pro rata share of the gold held in the Trust immediately after such sale or redemption generally will be equal to its tax basis for its share of the total amount of the gold held in the Trust immediately prior to the sale or redemption, less the portion of such basis which is taken into account in determining the amount of gain or loss recognized by the Shareholder upon such sale or, in the case of a redemption, which is treated as the basis of the gold received by the Shareholder in the redemption.

As noted above, the foregoing discussion assumes that all of a Shareholder's Shares were acquired on the same date and at the same price per Share. If a Shareholder owns multiple lots of Shares (i.e., Shares acquired on different dates and/or at different prices), it is uncertain whether the Shareholder may use the "specific identification" rules that apply under Treas. Reg. §1.1012-1(c) in the case of sales of shares of stock, in determining the amount, and the long-term or short-term character, of any gain or loss recognized by the Shareholder upon the sale of gold by the Trust, upon the sale of any Shares by the Shareholder, or upon the sale by the Shareholder of any gold received by it upon the redemption of any of its Shares. The IRS could take the position that a Shareholder has a blended tax basis and holding period for its pro rata share of the underlying gold in the Trust. Shareholders that hold multiple lots of Shares, or that are contemplating acquiring multiple lots of Shares, should consult their own tax advisers as to the determination of the tax basis and holding period for the underlying gold related to such Shares.

MAXIMUM 28% LONG-TERM CAPITAL GAINS TAX RATE FOR US SHAREHOLDERS WHO ARE INDIVIDUALS

Under current law, gains recognized by individuals from the sale of "collectibles," including gold bullion, held for more than one year are taxed at a maximum rate of 28%, rather than the 15% rate applicable to most other long-term capital gains. For these purposes, gain recognized by an individual upon the sale of an interest in a trust that holds collectibles is treated as gain recognized on the sale of collectibles, to the extent that the gain is attributable to unrealized appreciation in value of the collectibles held by the trust. Therefore, any gain recognized by an individual US Shareholder attributable to a sale of Shares held for more than one year, or attributable to the Trust's sale of any gold bullion which the Shareholder is treated (through its ownership of Shares) as having held for more than one year, generally will be taxed at a maximum rate of 28%. The tax rates for capital gains recognized upon the sale of assets held by an

United States Federal Tax Consequences

individual US Shareholder for one year or less or by a taxpayer other than an individual US taxpayer are generally the same as those at which ordinary income is taxed.

BROKERAGE FEES AND TRUST EXPENSES

Any brokerage or other transaction fee incurred by a Shareholder in purchasing Shares will be treated as part of the Shareholder's tax basis in the underlying assets of the Trust. Similarly, any brokerage fee incurred by a Shareholder in selling Shares will reduce the amount realized by the Shareholder with respect to the sale.

Shareholders will be required to recognize gain or loss upon a sale of gold by the Trust (as discussed above), even though some or all of the proceeds of such sale are used by the Trustee to pay Trust expenses. Shareholders may deduct their respective pro rata shares of each expense incurred by the Trust to the same extent as if they directly incurred the expense. Shareholders who are individuals, estates or trusts, however, may be required to treat some or all of the expenses of the Trust as miscellaneous itemized deductions. Individuals may deduct certain miscellaneous itemized deductions only to the extent they exceed 2% of adjusted gross income. In addition, such deductions may be subject to phase-outs and other limitations under applicable provisions of the Code.

INVESTMENT BY REGULATED INVESTMENT COMPANIES

Mutual funds and other investment vehicles which are "regulated investment companies" within the meaning of Code section 851 should consult with their tax advisors concerning (1) the likelihood that an investment in Shares, although they are a "security" within the meaning of the Investment Company Act of 1940, may be considered an investment in the underlying gold for purposes of Code section 851(b), and (2) the extent to which an investment in Shares might nevertheless be consistent with preservation of their qualification under Code section 851.

INVESTMENT BY CERTAIN RETIREMENT PLANS

Anyone considering the purchase of Shares as an investment for an individual retirement account (IRA), or for a participant-directed account maintained under any plan that is tax-qualified under section 401(a) of the Code, should consider the potential application of Code section 408(m) to such investment. Under section 408(m), the acquisition of a "collectible" by an account described in the preceding sentence is treated as a taxable distribution from the account to the owner of the IRA, or to the participant for whom the plan account is maintained, of an amount equal to the cost to the account of acquiring the collectible. Under the definition of the term "collectible" in section 408(m)(2), gold bullion would be treated as a collectible unless an exception from such treatment provided in section 408(m)(3) were to apply. Under current law it is uncertain (1) whether an account's purchase of Shares would be treated, for purposes of section 408(m), as the acquisition of an interest in the underlying gold bullion held in the Trust, or (2) if it were so treated, whether the conditions for the exception from treatment as a collectible under section 408(m)(3) would be met in connection with an account's purchase of Shares. The Sponsor has applied to the IRS for a private letter ruling to the effect that the purchase of Shares by an IRA or a participant-directed qualified plan account will not be treated as an acquisition by the account of a "collectible" for purposes of Code section 408(m). However, unless and until the IRS issues such a ruling, there can be no assurance that the purchase of Shares by an IRA, or by a participant-directed account under a Code section 401(a) plan, would not be treated as resulting in a taxable distribution to the IRA owner or plan participant. See also "ERISA and Related Considerations."

TAXATION OF NON-US SHAREHOLDERS

A Non-US Shareholder generally will not be subject to US federal income tax with respect to gain recognized upon the sale or other disposition of Shares, or upon the sale of gold by the Trust, unless (1) the Non-US Shareholder is an individual and is present in the United States for 183 days or more during the taxable year of the sale or other disposition, and the gain is treated as being from United States sources; or (2) the gain is effectively connected with the conduct by the Non-US Shareholder of a trade or business in the United States and certain other conditions are met.

United States Federal Tax Consequences

UNITED STATES INFORMATION REPORTING AND BACKUP WITHHOLDING

The Trustee will file certain information returns with the IRS in connection with the Trust. A US Shareholder may be subject to US backup withholding tax in certain circumstances unless it provides its taxpayer identification number and complies with certain certification procedures. Non-US Shareholders may have to comply with certification procedures to establish that they are not a US person in order to avoid the information reporting and backup withholding tax requirements.

The amount of any backup withholding will be allowed as a credit against a Shareholder's US federal income tax liability and may entitle such a Shareholder to a refund, provided that the required information is furnished to the IRS.

ESTATE AND GIFT TAX CONSIDERATIONS FOR NON-US SHAREHOLDERS

Under the US federal tax law, individuals who are neither citizens nor residents (as determined for estate and gift tax purposes) of the United States are subject to estate tax on all property that has a US "situs." Shares may well be considered to have a US situs for these purposes. If they are, then Shares would be includible in the US gross estate of a non-resident alien Shareholder. For the year 2003, US estate tax is imposed at rates of up to 49% of the fair market value of the taxable estate. The US estate tax rate is subject to change in future years. In addition, the US federal "generation-skipping transfer tax" may apply in certain circumstances. The estate of a non-resident alien Shareholder who was resident in a country which has an estate tax treaty with the United States may be entitled to benefit from such treaty.

For non-citizens and non-residents of the United States, the US federal gift tax generally applies only to gifts of tangible personal property or real property having a US situs. Tangible personal property (including gold) has a US situs if it is physically located in the United States. Although the matter is not settled, it appears that ownership of Shares should not be considered ownership of the underlying gold for this purpose, even to the extent that gold were held in custody in the United States. Instead, Shares should be considered intangible property, and therefore they should not be subject to US gift tax if transferred during the holder's lifetime.

Non-US Shareholders are urged to consult their tax advisers regarding the possible application of US estate, gift and generation-skipping transfer taxes in their particular circumstances.

TAXATION IN JURISDICTIONS OTHER THAN THE UNITED STATES

Prospective purchasers of Shares that are based in or acting out of a jurisdiction other than the United States are advised to consult their own tax advisers as to the tax consequences, under the laws of such jurisdiction (or any other jurisdiction not being the United States to which they are subject), of their purchase, holding, sale and redemption of or any other dealing in Shares and, in particular, as to whether any value added tax, other consumption tax or transfer tax is payable in relation to such purchase, holding, sale, redemption or other dealing.

ERISA and Related Considerations

The Employee Retirement Income Security Act of 1974 (ERISA) and/or section 4975 of the Code impose certain requirements on employee benefit plans and certain other plans and arrangements, including individual retirement accounts and annuities, Keogh plans, and certain collective investment funds or insurance company general or separate accounts in which such plans or arrangements are invested, that are subject to ERISA and/or the Code (collectively, Plans), and on persons who are fiduciaries with respect to the investment of assets treated as "plan assets" of a Plan. Government plans and some church plans are not subject to the fiduciary responsibility provisions of ERISA or the provisions of section 4975 of the Code, but may be subject to substantially similar rules under state or other federal law.

In contemplating an investment of a portion of Plan assets in Shares, the Plan fiduciary responsible for making such investment should carefully consider, taking into account the facts and circumstances of the Plan, the "Risk Factors" discussed above and whether such investment is consistent with its fiduciary responsibilities, including, but not limited to: (1) whether the fiduciary has the authority to make the investment under the appropriate governing plan instrument; (2) whether the investment would constitute a direct or indirect non-exempt prohibited transaction with a party in interest; (3) the Plan's funding objectives; and (4) whether under the general fiduciary standards of investment prudence and diversification such investment is appropriate for the Plan, taking into account the overall investment policy of the Plan, the composition of the Plan's investment portfolio and the Plan's need for sufficient liquidity to pay benefits when due.

It is anticipated that the Shares will constitute "publicly-held offered securities" as defined in Department of Labor Regulations § 2510.3-101(b)(2). Accordingly, Shares purchased by a Plan, and not the Plan's interest in the underlying gold bullion held in the Trust represented by the Shares, should be treated as assets of the Plan, for purposes of applying the "fiduciary responsibility" and "prohibited transaction" rules of ERISA and the Code. See also "United States Federal Tax Consequences — Investment by Certain Retirement Plans."

Plan of Distribution

In addition to, and independent of the initial purchases by the Initial Purchaser (described below), the Trust will issue Shares in Baskets to Authorized Participants in exchange for deposits of gold and any cash amounts on a continuous basis. Because new Shares can be created and issued on an ongoing basis, at any point during the life of the Trust, a "distribution," as such term is used in the Securities Act, may be occurring. Broker-dealers and other persons are cautioned that some of their activities may result in their being deemed participants in a distribution in a manner which could render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the Securities Act. For example, a broker-dealer firm or its client may be deemed a statutory underwriter if it purchases a Basket from the Trust, breaks the Basket down into the constituent Shares and sells the Shares directly to its customers; or if it chooses to couple the creation of a supply of new Shares with an active selling effort involving solicitation of secondary market demand for the Shares. A determination of whether one is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that could lead to categorization as an underwriter.

Investors who purchase Shares through a commission/fee-based brokerage account may pay commissions/fees charged by the brokerage account. We recommend that investors review the terms of their brokerage accounts for details on applicable charges.

Dealers who are not "underwriters" but are participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with Shares that are part of an "unsold allotment" within the meaning of Section 4(3)(C) of the Securities Act, would be unable to take advantage of the prospectus-delivery exemption provided by Section 4(3) of the Securities Act.

The Sponsor intends to qualify the Shares in states selected by the Sponsor and through broker-dealers who are members of the NASD. Investors intending to create or redeem Baskets through Authorized Participants in transactions not involving a broker-dealer registered in such investor's state of domicile or residence should consult their legal advisor regarding applicable broker-dealer or securities regulatory requirements under the state securities laws prior to such creation or redemption.

UBS Securities LLC, also called the Initial Purchaser, purchased              Shares, which comprised the seed Basket, from the Trust. In addition, pursuant to a distribution agreement between the Sponsor and the Initial Purchaser, dated             , 2004, the Initial Purchaser has agreed to purchase              Shares which comprise the initial Baskets and intends to make a public offering of the seed Basket and the initial Baskets. In connection with the offering and sale of the initial Baskets, the Initial Purchaser will be paid a fee by the Sponsor of $             at the time of its purchase of the initial Baskets from the Trust on             , 2004. In addition, the Initial Purchaser may receive commissions/fees from investors who purchase Shares from the initial Basket through their commission/fee-based brokerage amounts, in an amount between $             and $            .

The Sponsor estimates that the total expenses payable by the Sponsor in connection with the offering and sale of the initial Baskets, excluding the fee paid to the Initial Purchaser, will be approximately             . The Trust will not bear any of such expenses.

The Sponsor has agreed to indemnify the Initial Purchaser against certain liabilities, including liabilities under the Securities Act of 1933, as amended (Securities Act), and to contribute to payments that the Initial Purchaser may be required to make in respect thereof, and the Trust has agreed to reimburse the Initial Purchaser in respect of such liabilities to the extent the Sponsor has not paid such amounts directly when due. See the Risk Factor entitled "The Trust's obligation to reimburse the Initial Purchaser for certain liabilities in the event the Sponsor fails to indemnify the Initial Purchaser could adversely affect an investment in the Shares."

The offering of Baskets is being made in compliance with Conduct Rule 2810 of the NASD. Accordingly, the Initial Purchaser will not make any sales to any account over which it has discretionary authority without the prior written approval of a purchaser of Shares.

In connection with this offering, the Initial Purchaser may engage in activities that stabilize, maintain or otherwise affect the price of the Shares, including:

Plan of Distribution

•	stabilizing transactions;
•	short sales; and
•	purchases to cover positions created by short sales.

Stabilizing transactions consist of bids or purchases for the purpose of preventing or retarding a decline in the market price of the Shares while this offering is in progress. These transactions may also include making short sales of Shares, which involves the sale by the Initial Purchaser of a greater number of Shares than they are required to purchase in this offering, and purchasing Shares on the open market to cover positions created by short sales.

The Initial Purchaser and its affiliates have provided, are providing and may provide certain financial advisory and investment banking services to the Sponsor, for which they have received and may receive customary fees.

The Initial Purchaser will not act as an Authorized Participant with respect to the seed Basket and the initial Baskets, and its activities with respect to the seed Basket and the initial Baskets will be distinct from those of an Authorized Participant. The Initial Purchaser expects to become an Authorized Participant.

The Initial Purchaser has represented, warranted and agreed that:

•	the offering of the Shares will be made on a private placement basis in Canada [in the provinces of British Columbia, Ontario and Quebec] (1) through the Initial Purchaser or its affiliates who are permitted under applicable securities laws or available exemptions to offer and sell the Shares in Canada; (2) solely to purchasers who are entitled under applicable provincial securities laws to purchase the Shares without the benefit of a prospectus qualified under the securities laws; and (3) in the case of purchasers in provinces other than Ontario, without the services of a dealer registered pursuant to those securities laws;
•	the offering and sale of Shares in Japan can only be effected through a licensed Commodity Investment Dealer ("shohin toushi hanbai gyosha") or a person exempt under the law Concerning Regulations of Commodities Investment Business (Commodities Law). The Prospectus cannot be distributed in Japan other than to a licensed Commodity Investment Dealer or a person exempt under the Commodities Law;
•	the offering and sale of Shares in Switzerland will be on the basis of a non-public offering. This prospectus does not constitute a prospectus according to articles 652a or 1156 of the Swiss Federal Code of Obligations and the Shares may not be offered or distributed on a professional basis in or from Switzerland and neither this prospectus nor any other offering material relating to the Shares may be publicly issued in connection with any such offer or distribution. The Shares have not been and will not be approved by any Swiss regulatory authority. In particular, neither the Shares nor the Trust are or will be supervised by the Swiss Federal Banking Commission, and investors may not claim protection under the Swiss Investment Fund Act; and
•	the Trust is a collective investment scheme as defined in the Financial Services and Markets Act 2000. The Trust has not been authorized, or otherwise recognized or approved, by the Financial Services Authority and, as an unregulated scheme, it accordingly cannot be promoted in the United Kingdom to the general public. The Initial Purchaser has represented, warranted and agreed that it will promote the Trust in the United Kingdom in accordance with applicable law and regulation only to (1) persons who are investment professionals (as defined in Article 14(5) of the Financial Services and Markets Act 2000 (Promotion of Collective Investment Schemes) (Exemptions) Order 2001 (the "CIS Order")); (2) persons who are within any of the categories of persons described in Article 22 of the CIS Order; or (3) persons to whom this prospectus may otherwise lawfully be communicated.

The Shares are expected to trade on the NYSE under the symbol "GLD."

Report of the Independent Auditors

[To be furnished by amendment]

Statement of Financial Condition

OPENING OF BUSINESS             , 2004

Assets
Investment in gold bullion, at value[1]	$	[a]
Total assets		[a]

Liabilities and Interest of Beneficial Owners
Total liabilities[2]		—

NET ASSETS
Total net assets (applicable to 100,000 Shares outstanding)[3]	$	[a]

Net Asset Value per Equity Gold Share
NAV per Share (comprising [a] / 100,000 Shares outstanding)[3]	$	[a/100,000]

(1)	On the date of the formation of the Trust, the Custodian received 10,000 ounces of unallocated gold on behalf of the Trust, from the Initial Purchaser, in exchange for the issuance of 1 Basket (equivalent to 100,000 Shares). The value of the gold deposited with the Trust has been based on a price for an ounce of gold of $ . This price is the price for an ounce of gold as set by the London PM Fix on the date of the formation of the Trust.

(2)	The costs of the Trust's organization and the initial offering of the Shares, estimated at $ , will be borne by the Sponsor. The Trustee has agreed to forego its fee and assume all ordinary expenses of the Trust through the 30th day following the commencement of trading of the Shares on the NYSE. For the period from the 31st day to the first anniversary of the commencement of trading of the Shares on the NYSE, the Trustee will reduce its fee and assume the ordinary expenses of the Trust to the extent that the aggregate annual ordinary expenses of the Trust exceed 0.30% of the average daily value of the Trust's assets (which is determined without deduction of Trust expenses). The Trust will pay on an ongoing basis the expenses of its operation, including the fees of its Trustee, as described under "Business of the Trust — Trust Expenses" and "Description of the Trust Indenture — Expenses of the Trust" in this prospectus.

(3)	The Shares are created and redeemed in Baskets of 100,000 Shares. See "Creation and Redemption of Shares."

Legal Proceedings

The Sponsor, the WGC, the Trust and BNY, as Trustee of the Trust, have been named as defendants in a civil lawsuit filed by plaintiffs Gemini Diversified Holdings LLC and Dan Ascani in the Supreme Court of the State of New York, County of New York, on November 6, 2003 (Index No. 119243/03). The complaint alleges breach of contract and misappropriation of trade secrets under the Trade Secrets Act of the State of Georgia, and seeks compensatory damages in excess of $450,000, preliminary and permanent injunctive relief, costs and attorneys fees and other relief. A former employee of a subsidiary of the WGC had signed a confidentiality agreement with Dan Ascani relating to plaintiffs' efforts to develop and fund a business venture which would offer gold-related securities and commodities products to the public, but the subsidiary did not have any further dealings with the plaintiffs. The Sponsor and the WGC believe the complaint is without merit and intend to defend themselves vigorously. The Sponsor has indemnified the Trust and the Initial Purchaser against liabilities arising out of the complaint.

Legal Matters

The validity of the Shares will be passed upon for the Sponsor by Carter Ledyard & Milburn LLP, New York, New York, who, as special US tax counsel to the Trust, will also render an opinion regarding the material federal income tax consequences relating to the Shares. Clifford Chance US LLP, New York, New York, will opine on the validity of the Shares for the Initial Purchaser.

Experts

Deloitte & Touche LLP will audit the Statement of Financial Condition of the Trust as of             , 2004. We will include the Statement of Financial Condition of the Trust in this prospectus in reliance on Deloitte & Touche LLP's report thereon, given on their authority as experts in accounting and auditing.

Where You Can Find More Information

The Sponsor has filed on behalf of the Trust a registration statement on Form S-1 with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement (including the exhibits to the registration statement), parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information about the Trust or the Shares, please refer to the registration statement, which you may inspect, without charge, at the public reference facilities of the SEC at the below address or online at www.sec.gov, or obtain at prescribed rates from the public reference facilities of the SEC at the below address. Information about the Trust and the Shares can also be obtained from the Trust's website, which is www.equitygoldshares.com. The Trust's website address is only provided here as a convenience to you and the information contained on or connected to the website is not part of this prospectus or the registration statement of which this prospectus is part.

The Trust is subject to the informational requirements of the Exchange Act and the Sponsor and the Trustee will each, on behalf of the Trust, file certain reports and other information with the SEC. The Sponsor will file an updated prospectus annually for the Trust pursuant to the Securities Act. The reports and other information can be inspected at the public reference facilities of the SEC located at 450 Fifth Street, N.W., Washington, D.C. 20549 and online at www.sec.gov. You may also obtain copies of such material from the public reference facilities of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. You may obtain more information concerning the operation of the public reference facilities of the SEC by calling the SEC at 1-800-SEC-0330 or visiting online at www.sec.gov.

Equity Gold Trust

60,400,000 Equity Gold Shares

PROSPECTUS

  , 2004

Until             , 2004 (25 days after the date of this prospectus), all dealers effecting transactions in the offered Equity Gold Shares, whether or not participating in this distribution, may be required to deliver a prospectus. This requirement is in addition to the obligations of dealers to deliver a prospectus when acting as underwriters and with respect to unsold allotments or subscriptions.

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

TABLE OF CONTENTS

Item 13.    Other Expenses of Issuance and Distribution.*

The expenses expected to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are as set forth below. Except for the registration fee payable to the Securities and Exchange Commission, which is included in the "Registration fees" section below, all such expenses are estimated:

Registration fees	$192,434
Printing and engraving expenses	$425,000
Legal fees and expenses	$4,000,000
Insurance	$170,000
Accounting	$72,000
Miscellaneous	$550,000
Total	$5,409,434

*	Subject to revision upon completion of the offering.

Item 14.    Indemnification of Directors and Officers.

Section 18-108 of the Delaware Limited Liability Company Act provides that a limited liability company may indemnify and hold harmless any members, managers or other persons against any and all claims and demands whatsoever, subject to any standards and restrictions set forth in the limited liability company agreement of the limited liability company.

Section 18 of the Sponsor's Amended and Restated Limited Liability Company Agreement provides that, to the fullest extent permitted by applicable law, a member or officer of the Sponsor shall be entitled to indemnification from the Sponsor for any loss, damage or claim incurred by the member or officer for any act or omission performed or omitted by the member or officer in good faith on behalf of the Sponsor and in a manner reasonably believed to be within the scope of the authority conferred on the member or officer by the Sponsor's Amended and Restated Limited Liability Company Agreement, provided, however, that no member or officer shall be entitled to be indemnified if the loss, damage or claim was due to the member's or officer's fraud or willful misconduct. A member's or officer's reasonably incurred costs and expenses in defending pending or threatened actions, suits or proceedings will be paid in advance by the Sponsor if the member or officer provides an undertaking to repay the amounts advanced if it is ultimately determined that the member or officer is not entitled to be indemnified by the Sponsor. The indemnity and the advance of expenses is limited to the Sponsor's assets, and no member of the Sponsor shall have personal liability for such indemnity.

Section 7.05 of the Trust Indenture provides that the Sponsor and its directors, shareholders, members, officers, employees, affiliates and subsidiaries shall be indemnified from the Trust and held harmless against any loss, liability or expense incurred by an indemnified party without (1) gross negligence, bad faith, willful misconduct or willful malfeasance on the part of the indemnified party arising out of or in connection with the performance of its obligations under the Trust Indenture or any actions taken in accordance with the provisions of the Trust Indenture or (2) the indemnified party's reckless disregard of its obligations and duties under the Trust Indenture. The indemnity shall include payment from the Trust of the indemnified party's costs and expenses of defending itself against any claim or liability based on its capacity as Sponsor under the Trust Indenture.

In addition, the WGC has entered into separate indemnification agreements with certain officers of the Sponsor which require the WGC, among other things, to indemnify the officers against certain liabilities which may arise by reason of their status as officers of the Sponsor. The Sponsor or the WGC also intends to maintain director and officer liability insurance for the Sponsor, if available on reasonable terms.

Item 15.    Recent Sales of Unregistered Securities.

Not applicable.

Item 16.    Exhibits and Financial Statement Schedules.

(a)    Exhibits

Exhibit Number	Description
1.1	Form of Distribution Agreement***
1.2	Form of Reimbursement Agreement***
3.1	Certificate of Formation of World Gold Trust Services, LLC*
3.2	Amended and Restated Limited Liability Company Agreement of World Gold Trust Services, LLC*
4.1	Form of Trust Indenture
4.2	Form of Participant Agreement (included as Exhibit C to the Form of Trust Indenture filed as Exhibit 4.1)
4.3	Form of Payment and Reimbursement Agreement*
5.1	Form of Opinion of Carter Ledyard & Milburn LLP as to legality
8.1	Form of Opinion of Carter Ledyard & Milburn LLP as to tax matters
10.1	Form of Allocated Bullion Account Agreement (included as Exhibit A to the Form of Trust Indenture filed as Exhibit 4.1)
10.2	Form of Unallocated Bullion Account Agreement (included as Exhibit B to the Form of Trust Indenture filed as Exhibit 4.1)
10.3	Form of Participant Unallocated Bullion Account Agreement (included as Attachment B to the Form of Participant Agreement included as Exhibit C to the Form of Trust Indenture filed as Exhibit 4.1)
10.4	Depository Agreement**
10.5	License Agreement*
23.1	Consent of Deloitte & Touche LLP**
23.2	Consents of Carter Ledyard & Milburn LLP are included in Exhibits 5.1 and 8.1
24.1	Powers of attorney are included on the signature page to the Trust's registration statement filed with the Securities and Exchange Commission on May 13, 2003*
99.1	Balance Sheet of World Gold Trust Services, LLC**
99.2	Additional Exhibits**

*       Previously filed.

**    To be furnished by amendment.

***   Previously filed, subject to amendment.

(b)    Financial Statement Schedules

Not applicable.

Item 17.    Undertakings.

The undersigned Registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and
(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(4)    That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on November 24, 2003.

WORLD GOLD TRUST SERVICES, LLC Sponsor of the Equity Gold Trust
By:	/s/ J. Stuart Thomas
J. Stuart Thomas Managing Director

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities* and on the dates indicated.

Signature	Capacity	Date

/s/ J. Stuart Thomas	Managing Director (principal executive officer)	November 24, 2003

J. Stuart Thomas

/s/ James Lowe	Chief Financial Officer and Treasurer (principal financial officer and principal accounting officer)**	November 24, 2003

James Lowe

By:	/s/ J. Stuart Thomas
J. Stuart Thomas Attorney-in-fact**

*	The Registrant will be a trust and the persons are signing in their capacities as officers of World Gold Trust Services, LLC, the Sponsor of the Registrant.
**	Executed copies of the powers of attorney are included on the signature page to the Registrant's registration statement filed with the Securities and Exchange Commission, filed on May 13, 2003.

EXHIBIT INDEX

Exhibit Number	Description
1.1	Form of Distribution Agreement***
1.2	Form of Reimbursement Agreement***
3.1	Certificate of Formation of World Gold Trust Services, LLC*
3.2	Amended and Restated Limited Liability Company Agreement of World Gold Trust Services, LLC*
4.1	Form of Trust Indenture
4.2	Form of Participant Agreement (included as Exhibit C to the Form of Trust Indenture filed as Exhibit 4.1)
4.3	Form of Payment and Reimbursement Agreement*
5.1	Form of Opinion of Carter Ledyard & Milburn LLP as to legality
8.1	Form of Opinion of Carter Ledyard & Milburn LLP as to tax matters
10.1	Form of Allocated Bullion Account Agreement (included as Exhibit A to the Form of Trust Indenture filed as Exhibit 4.1)
10.2	Form of Unallocated Bullion Account Agreement (included as Exhibit B to the Form of Trust Indenture filed as Exhibit 4.1)
10.3	Form of Participant Unallocated Bullion Account Agreement (included as Attachment B to the Form of Participant Agreement included as Exhibit C to the Form of Trust Indenture filed as Exhibit 4.1)
10.4	Depository Agreement**
10.5	License Agreement*
23.1	Consent of Deloitte & Touche LLP**
23.2	Consents of Carter Ledyard & Milburn LLP are included in Exhibits 5.1 and 8.1
24.1	Powers of attorney are included on the signature page to the Trust's registration statement filed with the Securities and Exchange Commission on May 13, 2003
99.1	Balance Sheet of World Gold Trust Services, LLC**
99.2	Additional Exhibits**

*       Previously filed.

**    To be furnished by amendment.

***   Previously filed and subject to amendment.